                                                                     EXHIBIT 4.1




                         UNITED STATIONERS SUPPLY CO.,

                                   as Issuer

                            UNITED STATIONERS INC.,

                             LAGASSE BROS., INC.,

                             AZERTY INCORPORATED,

                          POSITIVE ID WHOLESALE INC.,

                       AP SUPPORT SERVICES INCORPORATED,

                                 as Guarantors

                                      AND

                             THE BANK OF NEW YORK

                                  as Trustee

                          --------------------------

                                   Indenture

                          Dated as of April 15, 1998

                          --------------------------

                                 $100,000,000

                       8 3/8% Senior Subordinated Notes

                                   due 2008

                         UNITED STATIONERS SUPPLY CO.

               Reconciliation and tie between Trust Indenture Act

               of 1939 and Indenture, dated as of April 15, 1998

Trust Indenture
Act Section............................................Indenture Section
SECTION 310(a)(1) .....................................      607
           (a)(2) .....................................      607
           (b) ........................................      608
SECTION 312(c) ........................................      701
SECTION 314(a)(4) .....................................     1008(a)
           (c)(1) .....................................      102
           (c)(2) .....................................      102
           (e) ........................................      102
SECTION 315(b) ........................................      601
SECTION 316(a)(last sentence) .........................      101 ("Outstanding")
           (a)(l)(A) ..................................      502, 512
           (a)(1)(B) ..................................      513
           (b) ........................................      508
           (c) ........................................      104(d)
SECTION 317(a)(1) .....................................      503
           (a)(2) .....................................      504
           (b) ........................................     1003
SECTION 318(a) ........................................      111

               This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                              TABLE OF CONTENTS

                                                                                                Page

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION                              2
SECTION 101.  Definitions.........................................................................2
SECTION 102.  Compliance Certificates and Opinions...............................................19
SECTION 103.  Form of Documents Delivered to Trustee.............................................20
SECTION 104.  Acts of Holders....................................................................20
SECTION 105.  Notices, etc., to Trustee and Company..............................................22
SECTION 106.  Notice to Holders; Waiver..........................................................22
SECTION 107.  Effect of Headings and Table of Contents...........................................22
SECTION 108.  Successors and Assigns.............................................................22
SECTION 109.  Separability Clause................................................................22
SECTION 110.  Benefits of Indenture..............................................................23
SECTION 111.  Governing Law......................................................................23
SECTION 112.  Legal Holidays.....................................................................23
SECTION 113.  No Recourse Against Others.........................................................23
SECTION 114.  Miscellaneous......................................................................23

ARTICLE TWO  SECURITY FORMS                                                                      23
SECTION 201.  Forms Generally....................................................................23
SECTION 202.  Restrictive Legends................................................................25

ARTICLE THREE  THE SECURITIES                                                                    28
SECTION 301.  Title and Terms....................................................................28
SECTION 302.  Denominations......................................................................28
SECTION 303.  Execution, Authentication, Delivery and Dating.....................................28
SECTION 304.  Temporary Securities...............................................................29
SECTION 305.  Registration, Registration of Transfer and Exchange................................30
SECTION 306.  Book-Entry Provisions for Global Securities........................................31
SECTION 307.  Special Transfer Provisions........................................................32
SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities...................................35
SECTION 309.  Payment of Interest; Interest Rights Preserved.....................................35
SECTION 310.  Persons Deemed Owners..............................................................36
SECTION 311.  Cancellation.......................................................................37
SECTION 312.  Computation of Interest............................................................37
SECTION 313.  CUSIP Numbers......................................................................37

ARTICLE FOUR  SATISFACTION AND DISCHARGE                                                         37
SECTION 401.  Satisfaction and Discharge of Indenture............................................37
SECTION 402.  Application of Trust Money.........................................................38

ARTICLE FIVE  REMEDIES                                                                           39
SECTION 501.  Events of Default..................................................................39

                                       i

SECTION 502.  Acceleration of Maturity; Rescission and Annulment.................................40
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee....................41
SECTION 504.  Trustee May File Proofs of Claim...................................................42
SECTION 505.  Trustee May Enforce Claims Without Possession of Securities........................43
SECTION 506.  Application of Money Collected.....................................................43
SECTION 507.  Limitation on Suits................................................................43
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium,
               Interest and Additional Amounts...................................................44
SECTION 509.  Restoration of Rights and Remedies.................................................44
SECTION 510.  Rights and Remedies Cumulative.....................................................44
SECTION 511.  Delay or Omission Not Waiver.......................................................44
SECTION 512.  Control by Holders.................................................................44
SECTION 513.  Waiver of Past Defaults............................................................45
SECTION 514.  Waiver of Stay or Extension Laws...................................................45
SECTION 515.  Undertaking for Costs..............................................................45

ARTICLE SIX  THE TRUSTEE                                                                         46
SECTION 601.  Notice of Defaults.................................................................46
SECTION 602.  Certain Rights of Trustee..........................................................46
SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Securities.....................47
SECTION 604.  Trustee May Hold Securities........................................................47
SECTION 605.  Money Held in Trust................................................................48
SECTION 606.  Compensation and Reimbursement.....................................................48
SECTION 607.  Corporate Trustee Required; Eligibility............................................48
SECTION 608.  Resignation and Removal; Appointment of Successor..................................49
SECTION 609.  Acceptance of Appointment by Successor.............................................50
SECTION 610.  Merger, Conversion, Consolidation or Succession to Business........................50

ARTICLE SEVEN  HOLDERS LISTS AND REPORTS BY TRUSTEE                                              51
SECTION 701.  Disclosure of Names and Addresses of Holders.......................................51
SECTION 702.  Reports by Trustee.................................................................51

ARTICLE EIGHT  CONSOLIDATION, MERGER, SALE OF ASSETS                                             51
SECTION 801.  Company and Each Guarantor May Consolidate, etc., Only on Certain Terms............51
SECTION 802.  Successor Substituted..............................................................53

ARTICLE NINE  SUPPLEMENTAL INDENTURES............................................................53
SECTION 901.  Supplemental Indentures Without Consent of Holders.................................53
SECTION 902.  Supplemental Indentures with Consent of Holders....................................54
SECTION 903.  Execution of Supplemental Indentures...............................................55
SECTION 904.  Effect of Supplemental Indentures..................................................55
SECTION 905.  Conformity with Trust Indenture Act................................................55
SECTION 906.  Reference in Securities to Supplemental Indentures.................................55
SECTION 907.  Notice of Supplemental Indentures..................................................55

ARTICLE TEN  COVENANTS                                                                           56
SECTION 1001.  Payment of Principal, Premium, if any,  Interest and Additional Amounts, if

                                       ii

                any..............................................................................56
SECTION 1002.  Maintenance of Office or Agency...................................................56
SECTION 1003.  Money for Security Payments to Be Held in Trust...................................56
SECTION 1004.  Corporate Existence...............................................................57
SECTION 1005.  Payment of Taxes and Other Claims.................................................58
SECTION 1006.  Maintenance of Properties.........................................................58
SECTION 1007.  Insurance.........................................................................58
SECTION 1008.  Statement by Officers As to Default...............................................58
SECTION 1009.  Provision of Financial Statements.................................................59
SECTION 1010.  Purchase of Notes upon Change in Control..........................................60
SECTION 1011.  Limitation on Indebtedness........................................................61
SECTION 1012.  Limitation on Restricted Payments.................................................63
SECTION 1013.  Limitation on Transactions with Affiliates........................................67
SECTION 1014.  Limitation on Senior Subordinated Indebtedness....................................68
SECTION 1015.  Limitation on Liens...............................................................68
SECTION 1016.  Limitation on Sale of Assets......................................................69
SECTION 1017.  Limitation on Issuances of Guarantees of Indebtedness.............................71
SECTION 1018.  Limitation on Subsidiary Capital Stock............................................72
SECTION 1019.  Limitation on Dividends and Other Payment Restrictions Affecting
                Restricted Subsidiaries..........................................................72
SECTION 1020.  Waiver of Certain Covenants.......................................................73
SECTION 1021.  Trustee's Application for Instructions from the Company...........................73

ARTICLE ELEVEN  REDEMPTION OF SECURITIES                                                         74
SECTION 1101.  Right of Redemption...............................................................74
SECTION 1102.  Applicability of Article..........................................................74
SECTION 1103.  Election to Redeem; Notice to Trustee.............................................74
SECTION 1104.  Selection by Trustee of Securities to Be Redeemed.................................75
SECTION 1105.  Notice of Redemption..............................................................75
SECTION 1106.  Deposit of Redemption Price.......................................................75
SECTION 1107.  Securities Payable on Redemption Date.............................................76
SECTION 1108.  Securities Redeemed in Part.......................................................76

ARTICLE TWELVE  DEFEASANCE AND COVENANT DEFEASANCE                                               76
SECTION 1201.  Company's Option to Effect Defeasance or Covenant Defeasance......................76
SECTION 1202.  Defeasance and Discharge..........................................................76
SECTION 1203.  Covenant Defeasance...............................................................77
SECTION 1204.  Conditions to Defeasance or Covenant Defeasance...................................77

ARTICLE THIRTEEN  GUARANTEE OF SECURITIES                                                        79
SECTION 1301.  Guarantee.........................................................................79
SECTION 1302.  Obligations Unconditional.........................................................81
SECTION 1303.  Notice to Trustee.................................................................81
SECTION 1304.  This Article Not to Prevent Events of Default.....................................81

ARTICLE FOURTEEN  SUBORDINATION OF SECURITIES                                                    81

                                       iii

SECTION 1401.  Securities Subordinated to Senior Indebtedness....................................81
SECTION 1402.  No Payment on Securities in Certain Circumstances.................................82
SECTION 1403.  Payment Over of Proceeds Upon Dissolution.  Etc...................................83
SECTION 1404.  Subrogation.......................................................................85
SECTION 1405.  Obligations of Company Unconditional..............................................85
SECTION 1406.  Notice to Trustee.................................................................86
SECTION 1407.  Reliance on Judicial Order or Certificate of Liquidating Agent....................86
SECTION 1408.  Trustee's Relation to Senior Indebtedness.........................................87
SECTION 1409.  Subordination Rights Not Impaired by Acts or Omissions of the Company
                or Holders of Senior Indebtedness................................................87
SECTION 1410.  Holders Authorize Trustee to Effectuate Subordination of Securities...............87
SECTION 1411.  Not to Prevent Events of Default..................................................87
SECTION 1412.  Trustee's Compensation Not Prejudiced.............................................88
SECTION 1413.  No Waiver of Subordination Provisions.............................................88
SECTION 1414.  Payments May Be Paid Prior to Dissolution.........................................88

ARTICLE FIFTEEN  SUBORDINATION OF GUARANTEES                                                     88
SECTION 1501.  Guarantees Subordinated to Senior Guarantor Indebtedness..........................88
SECTION 1502.  No Payment on Guarantees of Securities in Certain Circumstances...................89
SECTION 1503.  Payment Over of Proceeds Upon Dissolution, Etc....................................90
SECTION 1504.  Subrogation.......................................................................92
SECTION 1505.  Obligations of Company Unconditional..............................................92
SECTION 1506.  Notice to Trustee.................................................................93
SECTION 1507.  Reliance on Judicial Order or Certificate of Liquidating Agent....................93
SECTION 1508.  Trustee's Relation to Senior Guarantor Indebtedness...............................94
SECTION 1509.  Subordination Rights Not Impaired by Acts or Omissions of the
                Guarantors or Holders of Senior Guarantor Indebtedness...........................94
SECTION 1510.  Holders Authorize Trustee to Effectuate Subordination of Guarantee of
                Securities.......................................................................94
SECTION 1511.  Not to Prevent Events of Default..................................................95
SECTION 1512.  Trustee's Compensation Not Prejudiced.............................................95
SECTION 1513.  No Waiver of Subordination Provisions.............................................95
SECTION 1514.  Payments May Be Paid Prior to Dissolution.........................................95

EXHIBIT A....................................Form of Security

EXHIBIT B....................................Form of Certificate to be Delivered in Connection with
                                             Transfers to Institutional Accredited Investors

EXHIBIT C....................................Form of Certificate to be Delivered in Connection with
                                             Transfers Pursuant to Regulation S

EXHIBIT D....................................Form of Company Subordinated Note

                                       iv

EXHIBIT E....................................Form of Restricted Subsidiary Intercompany Note

               INDENTURE, dated as of April 15, 1998 among UNITED STATIONERS SUPPLY CO., a corporation duly organized and existing under the laws of the State of Illinois (herein called the "COMPANY"), having its principal office at 2200 East Golf Road, Des Plaines, Illinois 60016-1267, UNITED STATIONERS INC., a corporation duly organized and existing under the laws of the State of Delaware ("UNITED"), LAGASSE BROS., INC., a corporation duly organized and existing under the laws of the State of Louisiana, AZERTY INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware, POSITIVE ID WHOLESALE INC., a corporation duly organized and existing under the laws of the State of Delaware, AP SUPPORT SERVICES INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (each, together with United, a "GUARANTOR" and collectively with United and other guarantors added from time to time, the "GUARANTORS") and, The Bank of New York, a New York banking corporation, as Trustee (herein called the "TRUSTEE").

                            RECITALS OF THE COMPANY

               The Company has duly authorized the creation of (i) an issue of 8 3/8% Senior Subordinated Notes due 2008 to be issued on the date hereof (together with the guarantees of the Guarantors thereof, herein called the "INITIAL SECURITIES"), (ii) 8 3/8% Senior Subordinated Notes due 2008 to be issued in exchange for the Initial Securities (together with the guarantees of the Guarantors thereof, the "EXCHANGE SECURITIES" and/or "PRIVATE EXCHANGE SECURITIES") and (iii) additional Senior Subordinated Notes having substantially identical terms and conditions to the Initial Securities (together with the guarantees of the Guarantors thereof, the "ADDITIONAL SECURITIES" and, together with the Initial Securities, the "SECURITIES"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. Exchange Securities and Private Exchange Securities shall include securities issued in exchange for Additional Securities having substantially the same tenor and amount as the Additional Securities.

               Each of the Guarantors has authorized the making of its guarantees pursuant to this Indenture (the "GUARANTEES"). Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Shelf Registration Statement (as defined), this Indenture will become subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

               All things necessary have been done (i) to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company in accordance with their terms, (ii) to make the Guarantees, when executed and delivered by the Guarantors, the valid obligations of each of the Guarantors severally in accordance with their terms and (iii) to make this Indenture, when executed and delivered by the Company and the Guarantors and duly authorized, executed and delivered by the Trustee, a valid agreement of the Company and the Guarantors, in accordance with its terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH

               For and in consideration of the premises and the purchase of the Securities by the Holders (as defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                 ARTICLE ONE

                      DEFINITIONS AND OTHER PROVISIONS
                           OF GENERAL APPLICATION

               SECTION 101. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

               (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them in the Trust Indenture Act, and the terms "cash transaction" and "self-liquidating paper," as used in Trust Indenture Act
Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

               (c) all accounting terms not otherwise deemed herein have the meanings assigned to them in accordance with generally accepted accounting principles, and except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall have the meaning ascribed to "GAAP" in this Article; and

               (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               "12 3/4 NOTES" means the Company's existing 12 3/4% Senior Subordinated Notes due 2005.

               "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

               "ADDITIONAL AMOUNTS" has the meaning specified in the Registration Rights Agreement or in such other registration rights agreement to be executed in connection with the issuance of Additional Securities.

               "ADDITIONAL SECURITIES" has the meaning stated in the first recital of this Indenture.

               "AFFILIATE" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "TRANSFER"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (w) any transfer of properties or assets
(A) that is governed by Section 810(a), (B) that is by the Company to any Restricted Wholly Owned Subsidiary, or by any Restricted Wholly Owned Subsidiary to the Company or any Restricted Wholly Owned Subsidiary in accordance with the terms of this Indenture, (x) dispositions with a Fair Market Value of less than $2.5 million in the aggregate in any fiscal year,
(y) any Sale of Receivables and Related Assets pursuant to a Permitted Receivables Securitization Program, or (z) the sale of real or personal property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or not required for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be.

               "AVERAGE LIFE TO STATED MATURITY" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

               "BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

               "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

               "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "BORROWING BASE" means, as of any date of determination, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable of the Company and its Restricted Subsidiaries as of such date and
(b) 65% of the book value (calculated on a FIFO basis) of all inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a Consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial report for purposes of calculating the Borrowing Base; provided, that any subsequent sale of Receivables and Related Assets on or prior to the date of determination pursuant to a Permitted Receivables Securitization Program shall be deducted from "Borrowing Base" for purposes of the calculation thereof.

               "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

               "CAPITAL LEASE OBLIGATION" means any obligations of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

               "CAPITAL STOCK" of any Person means any and all shares, interests, participations, partnership interests or other equivalents (however designated) of such Person's capital stock.

               "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of United (or any successor) or the Company (or any successor) voting as one class; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of United or the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of such Person, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) United or the Company conveys, transfers, or leases or otherwise disposes of all or substantially all of its assets to any Person; (iv) United (or any successor) or the Company (or any successor) is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article Eight; and (v) the failure of United (or any successor) to beneficially own 100% of the voting power of the total outstanding Voting Stock of the Company (or any successor).

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "COMPANY" means United Stationers Supply Co., a corporation incorporated under the laws of the State of Illinois, until a successor Person shall have become such pursuant to the applicable provisions hereof, and thereafter "COMPANY" shall mean such successor Person.

               "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any one of the following: its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

               "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" of the Company means, for any period, the ratio, determined on a pro forma basis, of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss) in each case, for such period, of the Company and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends required to be paid or accrued on any Preferred Stock of the Company and its Restricted Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of the Company and its Restricted Subsidiaries attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. "Pro forma basis" means, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, giving pro forma effect to (i) the incurrence of the Indebtedness giving rise to the need for such calculation and the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of the relevant four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of the relevant four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness outstanding under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition occurred at the beginning of the relevant four-quarter period; and (iv) any acquisition or disposition by the Company or its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, as if such acquisition or disposition, as the case may be, occurred at the beginning of the relevant four-quarter period, and any related incurrence or repayment of Indebtedness, in each case since the first day of the relevant four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period. For purposes of clause (iv) of this definition of "pro forma basis", in connection with an acquisition of any company, business or assets, any such pro forma calculation may include (1) any pro forma adjustments relating to the relevant four-quarter period that would satisfy the requirements of Rule 11-02(a) of Regulation S-X, and (2) any other reduction of operating or other expenses in respect of restructuring or consolidating any business, operations or facilities, any compensation or headcount reduction, or any other cost savings, of any Persons either alone or together with the Company or any Restricted Subsidiary, that would otherwise have resulted in the payment of cash within the next four full fiscal quarters after the date of consummation of such acquisition (collectively, the "COST SAVINGS"); provided that (a) the Company reasonably believes in good faith that such Cost Savings would have been achieved during the next four full fiscal quarters after the date of consummation of such acquisition (regardless of whether such Cost Savings could be reflected in pro forma financial statements under generally accepted accounting principles, Regulation S-X or any other regulation or policy of the SEC), (b) such Cost Savings are set forth in reasonable detail in an operating plan which has been approved pursuant to a resolution of the Board of Directors and are (X) limited to the lowest amount of a range if any such Cost Savings are set forth as a range and (Y) net of any operating expenses reasonably expected to be incurred during the next four full fiscal quarters after the date of consummation of such acquisition to implement such Cost Savings, and (c) such Cost Savings are identified and quantified in an officers' certificate signed by the chief financial officer and another officer of the Company and delivered to the Trustee at the time of consummation of such acquisition.

               "CONSOLIDATED INCOME TAX EXPENSE" means, for any period the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

               "CONSOLIDATED INTEREST EXPENSE" of the Company means, without duplication for any period, the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount (other than debt discount attributable solely to a discount in the purchase price of Indebtedness sold with an equity security, to the extent of the amount of the value reasonably attributed in good faith to such equity security at the time of such sale and reflected in an Officers' Certificate delivered promptly thereafter to the Trustees), (ii) the net cost under Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest and (v) the amortization of deferred financing costs, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period and (ii) all capitalized interest of the Company and its Restricted Subsidiaries, less
(c) the amortization of any deferred financing costs to the extent paid prior to or on the Issue Date, in each case as determined in accordance with GAAP on a Consolidated basis.

               "CONSOLIDATED NET INCOME (LOSS)" of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto),
(ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains (or losses), less all fees and expenses relating thereto, in respect of dispositions of assets other than in the ordinary course of business and the net income of any Unrestricted Subsidiary, except to the extent paid to thc Company or any Restricted Subsidiary in cash as a dividend or distribution or
(vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary or its stockholders.

               "CONSOLIDATED NET WORTH" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its subsidiaries (or, in the case of United or the Company, the Restricted Subsidiaries), as determined in accordance with GAAP on a Consolidated basis.

               "CONSOLIDATED NON-CASH CHARGES" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Restricted Subsidiaries on a Consolidated basis reducing the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

               "CONSOLIDATION" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (or, in the case of United or the Company, the Restricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (or, in the case of United or the Company, the Restricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term "CONSOLIDATED" shall have a similar meaning.

               "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attn: Corporate Trust Administration.

               "CREDIT FACILITIES" means the Amended and Restated Credit Agreement dated as of April 3, 1998 among the Company, United, the subsidiaries of the Company, if any, identified on the signature pages thereof under the caption "Subsidiary Guarantors," the lenders named therein and The Chase Manhattan Bank, as Administrative Agent for said lenders, including a term loan made pursuant to the term loan agreement, a revolving credit loan made pursuant to the revolving credit loan agreement, and any ancillary documents executed in connection therewith, as such agreements may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructuring, replacements, supplements or other modifications of the foregoing, including the addition of new lenders or agents). For purposes of this Indenture, "Credit Facilities" shall include any amendments, renewals, extensions, substitutions, refinancings, restructuring, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder, whether under one or more credit facilities or agreements; provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness under the Credit Facilities exceeding the amount permitted by
Section 1011(6)(i).

               "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

               "DEFAULTED INTEREST" has the meaning specified in Section 309.

               "DEPOSITARY" means The Depository Trust Company, its nominees and their respective successors.

               "DESIGNATED SENIOR GUARANTOR INDEBTEDNESS" means (i) all Senior Guarantor Indebtedness under the Credit Facilities; and (ii) any other Senior Guarantor Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend, at least $75.0 million, and which is specifically designated by the Guarantor in the agreement governing or the instrument evidencing such Senior Guarantor Indebtedness as "Designated Senior Guarantor Indebtedness."

               "DESIGNATED SENIOR INDEBTEDNESS" means (i) all Senior Indebtedness under the Credit Facilities; and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend, at least $75.0 million, and which is specifically designated by the Company in the agreement governing or the instrument evidencing such Senior indebtedness as "Designated Senior Indebtedness."

               "EVENT OF DEFAULT" has the meaning specified in Section 501.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXCHANGE OFFER" means the exchange offer that may be effected pursuant to the Registration Rights Agreement and the offer by the Company to exchange all of the Additional Securities for a like aggregate principal amount of Exchange Securities, in each case as provided in this Indenture.

               "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

               "EXCHANGE SECURITIES" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to transfer restrictions) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

               "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined by the Board of Directors in good faith and evidenced by a Board Resolution.

               "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in the United States, consistently applied, which are in effect at the time any given calculation is made.

               "GUARANTEE" means the guarantee by any Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with this Indenture.

               "GUARANTEED DEBT" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement: to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

               "GUARANTOR" means United, the other Guarantors named in the first paragraph of this Indenture, and each Restricted Subsidiary that is organized under the laws of the United States or any state or territory thereof, including the District of Columbia, which incurs any Indebtedness, other than the Joint Venture and any Securitization Subsidiary that has entered into or established a Permitted Receivables Securitization Program.

               "HOLDER" means a Person in whose name a Security is registered in the Security Register.

               "INCUR" has the meaning specified in Section 1011; PROVIDED that with respect to any Indebtedness of any Subsidiary that is owing to the Company or another Subsidiary, (a) any disposition, pledge or transfer of such Indebtedness to any Person (other than the Company or a Wholly Owned Subsidiary or a pledge to lenders under the Credit Facilities) shall be deemed to be an incurrence of such Indebtedness and (b) any transaction pursuant to which a Wholly Owned Subsidiary (which is an obligor on Indebtedness permitted by Section 1011(b)(vi)) ceases to be a Wholly Owned Subsidiary shall be deemed to be an incurrence of such Indebtedness not permitted by Section 1011(b)(vi).

               "INDEBTEDNESS" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities now or hereafter outstanding, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person and
(viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

               "INDENTURE OBLIGATIONS" means the obligations of the Company and any other obligor, including any Guarantor, under this Indenture or under the Securities to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms thereof.

               "INITIAL PURCHASERS" means Chase Securities Inc. and Bear, Stearns & Co. Inc.

               "INITIAL SECURITIES" has the meaning stated in the first recital of this Indenture.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) and
(7) under the Securities Act.

               "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Securities.

               "INTEREST RATE AGREEMENTS" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar arrangements) and/or other types of interest rate hedging agreements from time to time.

               "INVESTMENTS" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary. The amount of any non-cash Investment shall be equal to the Fair Market Value of the assets invested, as determined in good faith by (i) in the case of any Investment in excess of $5.0 million the Board of Directors of the Company (provided that such determination is evidenced by a Board Resolution) or (ii) in any other case, an executive officer of the Company.

               "ISSUE DATE" means the date on which the Initial Securities are first issued.

               "ISSUERS" means, collectively, the Company and the Guarantors.

               "JOINT VENTURE" means United Business Computers, Inc., a Delaware corporation.

               "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

               "MATURITY" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Repurchase Date or the redemption date and whether by declaration of acceleration, offer in respect of Excess Proceeds, Change of Control, call for redemption or otherwise.

               "NET CASH PROCEEDS" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP or, until no longer required by contract with the buyer, as required by contract with the buyer, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock or Indebtedness or Capital Stock that have been converted into or exchanged for Capital

Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "NON-U.S. PERSONS" means persons other than "U.S. Persons" as defined in Regulation S.

               "NOTES" means, collectively, the Company's 8/ /% Senior Subordinated Notes due 2008 issued hereunder on the Issue Date and pursuant to the Registration Rights Agreement, and additional notes of the Company authorized to be issued hereunder pursuant to Section 301.

               "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

               "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

               "OUTSTANDING," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (iii) Securities, except and only to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

               (iv) Securities which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section

313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

               "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or a Guarantor that is PARI PASSU in right of payment to the Notes or a Guarantee of the Notes, as the case may be.

               "PAYING AGENT" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,), interest or Additional Amounts, if any, on any Securities on behalf of the Company.

               "PERMITTED INDEBTEDNESS" has the meaning specified in Section 1011(b).

               "PERMITTED INVESTMENT" means (i) Investments in the Company or any Restricted Subsidiary or any Person which, as a result of such Investment, becomes a Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses (vi) and (vii) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments;
(iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1016 to the extent such Investments are non-cash proceeds as permitted under such Section; (vi) guarantees of Indebtedness otherwise permitted by this Indenture; (vii) Investments in existence on the Issue Date; (viii) customer advances not to exceed $2.5 million at any one time outstanding; (ix) travel and relocation loans and advances made to employees in the ordinary course of business; (x) Investments received in settlement of defaulted receivables or in connection with the bankruptcy or reorganization of suppliers and customers and in connection with the settlement of other disputes with customers and suppliers arising in the ordinary course of business; and (xi) additional Investments not to exceed $25.0 million at any one time outstanding.

               "PERMITTED RECEIVABLES SECURITIZATION PROGRAM" means a transaction or series of transactions (including amendments, supplements, extensions, renewals, replacements, refinancings or modifications thereof) pursuant to which a Securitization Subsidiary purchases Receivables and Related Assets from the Company or any Restricted Subsidiary and finances such Receivables and Related Assets through the issuance of Indebtedness or equity interests or through the sale of the Receivables and Related Assets or a fractional undivided interest in the Receivables and Related Assets; PROVIDED that (i) the Board of Directors shall have determined in good faith that such Permitted Receivables Securitization Program is economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Receivables and Related Assets to or by the Securitization Subsidiary are made at Fair Market Value, (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors), (iv) no portion of the Indebtedness of a Securitization Subsidiary is Guaranteed by or is recourse to the Company or any Restricted Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectability of the Receivables and Related Assets) and (v) neither the Company nor any Subsidiary has any obligation to maintain or preserve the Securitization Subsidiary's financial condition.

               "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

               "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

               "PREFERRED STOCK" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock.

               "PROGRAM FUNDED AMOUNT" means, at any time, the amount of the unrecovered aggregate "invested amount" of the purchaser or purchasers (other than the Company or any Subsidiary) of Receivables and Related Assets or interests therein sold by the Company and the Subsidiaries pursuant to the Company's 1998 Receivables Securitization Program excluding amounts representative of yield or interest earned on such aggregate "invested amount."

               "PUBLIC EQUITY OFFERING" means a bona-fide underwritten sale to the public of Common Stock of the Company or of United, provided that, in the case of such a sale of Common Stock of United, the net cash proceeds thereof are paid to the Company as a capital contribution, pursuant to a registration statement (other than Form S-8 or a registration statement relating to securities issuable by any benefit plan of United, the Company or any Subsidiary) that is declared effective by the Commission.

               "QUALIFIED CAPITAL STOCK" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

               "QUALIFIED INSTITUTIONAL BUYER" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

               "RECEIVABLES AND RELATED ASSETS" means accounts receivable in respect of merchandise, goods or services, and instruments, documents, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such receivables, including interests in merchandise or goods, the sale or lease of which gave rise to such receivable, related contractual rights, guarantees, insurance proceeds, collections, other related assets, and proceeds of all of the foregoing.

               "REDEEMABLE CAPITAL STOCK" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity.

               "REDEMPTION DATE," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

               "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

               "REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement among the Company, the Guarantors and the Initial Purchasers, dated April 15, 1998, relating to the Securities.

               "REGISTRATION STATEMENT" means a Registration Statement as defined in the Registration Rights Agreement.

               "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

               "REGULATION S" means Regulation S under the Securities Act.

               "REGULATION S-X" means Regulation S-X under the Securities Act.

                "REPRESENTATIVE" means, with respect to any Designated Senior Indebtedness or Designated Senior Guarantor Indebtedness, the indenture trustee or other trustee, agent or representative in respect of such Indebtedness; provided that if, and so long as, any such Indebtedness lacks such a representative, then the "Representative" with respect to such Indebtedness shall be the holders of a majority in outstanding principal amount (or, if no amounts thereunder are outstanding, the committed amounts) of such Indebtedness.

               "RESALE RESTRICTION TERMINATION DATE" has the meaning specified in Section 202.

               "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "RESTRICTED PERIOD" has the meaning specified in Section 202.

               "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary.

               "SALE AND LEASEBACK TRANSACTION" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

               "SECURITIES" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities and any Private Exchange Securities that are issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and any Additional Securities issued in accordance with the provisions of this Indenture, and, for purposes of this Indenture, all Securities, Exchange Securities, Private Exchange Securities and Additional Securities shall vote together as one series of Securities under this Indenture.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SECURITIZATION SUBSIDIARY" means a Consolidated Restricted Subsidiary or an Unrestricted Subsidiary of the Company which is established for the limited purpose of acquiring and financing Receivables and Related Assets and engaging in activities ancillary thereto.

               "SECURITY REGISTER" and "SECURITY REGISTRAR" or "REGISTRAR" have the respective meanings specified in Section 305.

               "SENIOR GUARANTOR INDEBTEDNESS" means, with respect to any Guarantor, the principal of, premium, if any, interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding), Additional Amounts, if any, and all obligations of every nature of such Guarantor from time to time owed under any Indebtedness of such Guarantor (except as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to such Guarantor's Guarantee of the Notes. Without limiting the generality of the foregoing, "Senior Guarantor Indebtedness" shall include the principal of (and premium, if any) interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding), Additional Amounts, if any, and all other obligations of every nature of any Guarantor from time to time owed under the Credit Facilities; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Credit Facilities shall not constitute Senior Guarantor Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall not include any of the following (whether or not constituting Indebtedness under this Indenture):
(i) Indebtedness evidenced by the Guarantees of the Notes or guarantees of the 12 3/4% Notes, (ii) Indebtedness that, by its express terms, is subordinate or junior in right of payment to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Bankruptcy Code of 1978, as amended, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor, (vi) indebtedness of any Guarantor to a Subsidiary and (vii) any trade payables.

               "SENIOR INDEBTEDNESS" means the principal of, premium, if any, interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding), Additional Amounts, if any, and all obligations of every nature of the Company from time to time owed under any Indebtedness of the Company (except as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of (and premium, if any), interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding), Additional Amounts, if any, and all other obligations of every nature of the Company from time to time owed under the Credit Facilities (including, without limitation, agency fees, commitment fees and letter of credit fees); PROVIDED, HOWEVER, that any indebtedness under any refinancing, refunding or replacement of the Credit Facilities shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include any of the following (whether or not constituting Indebtedness under this Indenture): (i) Indebtedness evidenced by thc Securities or the 12 3/4 % Notes, (ii) Indebtedness that, by its express terms, is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Bankruptcy Code of 1978, as amended, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness of the Company to a Subsidiary, and (vii) any trade payables.

               "SENIOR SUBORDINATED GUARANTOR OBLIGATIONS" means any principal of, premium, if any, or interest on the Securities payable pursuant to the terms of a Guarantee of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or other amounts corresponding to such principal of, premium, if any, interest or Additional Amounts, if any, on the Securities.

               "SENIOR SUBORDINATED OBLIGATIONS" means any principal of, premium, if any, interest or Additional Amounts, if any, on the Securities payable pursuant to the terms of the Securities or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, interest or Additional Amounts, if any, on the Securities.

               "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

               "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the Consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 10% of the Consolidated assets of the Company, all as set forth on the most recently available Consolidated financial statements of the Company for such fiscal year.

               "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

               "STATED MATURITY" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

               "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee of the Notes, as the case may be.

               "SUBSIDIARY" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries.

               "TEMPORARY CASH INVESTMENTS" means (i) any evidence of Indebtedness with a maturity of one year or less and issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit with a maturity of one year or less and issued by, or a time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Ratings Group ("S&P") or any successor rating agency, (iii) commercial paper with a maturity of one year or less or industrial revenue bonds issued by a corporation (other than an Affiliate or Subsidiary of United) organized and existing under the laws of any state of the United States of America or the District of Columbia with a rating, at the time as of which any investment therein is made. of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500.0 million.

               "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended.

               "UNRESTRICTED SUBSIDIARY" means (1) any Subsidiary which at the time of determination shall be designated an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below), (2) any Subsidiary of an Unrestricted Subsidiary, and (3) United Stationers Hong Kong Limited and United Worldwide Limited, each of which is a corporation organized under the laws of Hong Kong. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary (except pursuant to a guarantee that, if it had been made after such designation, would have been permitted to be made under Section 1012, including Permitted Investments), (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary having a principal amount of $25.0 million or more to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity,
(c) neither the Company nor any Restricted Subsidiary has, prior to the date of such designation, made an Investment in such Subsidiary unless the amount of such Investment, if it had been made after the date of such designation, would have been permitted under Section 1012 (including Permitted Investments), (d) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation and, for purposes of Section 1012, shall constitute the making of an Investment in such Unrestricted Subsidiary as provided under the definition of Investment. The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation there would be no Default under this Indenture and the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1011.

               "VOTING STOCK" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

               "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares or a DE MINIMIS number of shares required, under applicable law, to be owned by foreign nationals) is owned by the Company or another Wholly Owned Subsidiary; and "RESTRICTED WHOLLY OWNED SUBSIDIARY" means a Wholly Owned Subsidiary that is a Restricted Subsidiary.

               "1998 RECEIVABLES SECURITIZATION PROGRAM" means the Company's receivables securitization program contemplated by the certain United Stationers Receivables Master Trust Pooling Agreement, dated as of April 3, 1998, among USS Receivables Company, Ltd., the Company and The Chase Manhattan Bank, and that certain Series 1998-1 supplement thereto.

               SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant, if compliance therewith constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

               Every certificate with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

               (1) a statement that each individual signing such
            certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such
            individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

               SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of the Company or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantors stating that the information with respect to such factual matters is in the possession of the Company or the Guarantors, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

               SECTION 104. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution, by an attestation of another authorized officer or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

               (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 10 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

               (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

               SECTION 105. NOTICES, ETC., TO TRUSTEE AND COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
Corporate Trust Trustee Administration, or

               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

               SECTION 106. NOTICE TO HOLDERS; WAIVER. Where this Indenture provides for notice of any event to Holders by the Company, the Guarantors or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

               In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

               SECTION 107. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               SECTION 108. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by each of the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

               SECTION 109. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 110. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

               SECTION 111. GOVERNING LAW. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely in that state.

               SECTION 112. LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or Additional Amounts, if any, or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; PROVIDED that no additional interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, through such next succeeding Business Day.

               SECTION 113. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company or of a Guarantor shall have any liability for any obligations of thc Company or a Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

               SECTION 114. MISCELLANEOUS. The parties hereto may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Notwithstanding any provision of this Indenture, Securities may only be redeemed or repurchased by the Company or any Guarantor in integral multiples of $1,000.

                          ARTICLE TWO

                        SECURITY FORMS

               SECTION 201. FORMS GENERALLY. The Initial Securities shall be known as the "8/ /% Senior Subordinated Notes due 2008" and the Exchange Securities and the Private Exchange Securities shall be known as the "8/ /% Senior Subordinated Notes due 2008," in each case, of the Company. The Securities and the Trustee's certificate of authentication shall be in substantially the forms annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the Depositary or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. Each Security shall be dated the date of its authentication.

               The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               Initial Securities offered and sold to Qualified Institutional Buyers in the United States of America ("RULE 144A SECURITIES") shall be issued on the Issue Date, and Additional Securities offered and sold to Qualified Institutional Buyers in the United States of America shall be issued, in the form of a permanent global security, without interest coupons, substantially in the form set forth in Exhibit A, with such legends as may be required by Section 202 (the "RULE 144A GLOBAL SECURITY") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company, with the Guarantees of the Guarantors endorsed thereon and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Security may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

               Initial Securities offered and sold in offshore transactions to Non-U.S. Persons ("REGULATION S SECURITIES") in reliance on Regulation S shall be issued on the Issue Date, and Additional Securities offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S shall be issued, in the form of a permanent global Security, without interest coupons, substantially in the form set forth in Exhibit A, with such legends as may be required by Section 202 (the "REGULATION S GLOBAL SECURITY"). The Regulation S Global Security will be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company, with the Guarantees of the Guarantors endorsed thereon and authenticated by the Trustee as hereinafter provided. The Regulation S Global Security may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

               Initial Securities offered and sold to Institutional Accredited Investors in the United States of America ("INSTITUTIONAL ACCREDITED INVESTOR SECURITIES") shall be issued, and Additional Securities offered and sold to Institutional Accredited Investors in the United States of America shall be issued, in the form of a permanent global Security substantially in the form set forth in Exhibit A, with such legends as may be required by Section 202 (an "INSTITUTIONAL ACCREDITED INVESTOR GLOBAL SECURITY") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company, with the Guarantees of the Guarantors endorsed thereon and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Security may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

               The Rule 144A Global Security, the Regulation S Global Security and the Institutional Accredited Investor Global Security are sometimes collectively herein referred to as the "GLOBAL SECURITIES."

               The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company and the Guarantors executing such Securities, as evidenced by their execution of such Securities.

               SECTION 202. RESTRICTIVE LEGENDS. Unless and until (i) a Private Exchange Security is sold under an effective Registration Statement or (ii) an Initial Security (or an Additional Security, to the extent not sold by the Company pursuant to an effective registration statement under the Securities Act) is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement (or another registration rights agreement with respect to the Additional Securities), the Rule 144A Global Security and the Institutional Accredited Investor Global Security representing such Securities shall bear the following legend (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN

CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

               Until the expiration of the restricted period (as defined in Regulation S), which commences on (and including) the later of (a) the day upon which the Initial Securities or Additional Securities, as the case may be, were offered to Persons other than distributors (as defined in Regulation
S) in reliance on Regulation S or (b) the Issue Date or the date of the closing of the offering of Additional Securities, as the case may be, and expires 40 consecutive days thereafter (the "RESTRICTED PERIOD"), the Regulation S Global Security shall bear the following legend on the face thereof:

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR

INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (A FORM OF WHICH MAY BE OBTAINED FROM THE ISSUER OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

               The Global Securities shall also bear the following legend on the face thereof:

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                                ARTICLE THREE

                                THE SECURITIES

               SECTION 301. TITLE AND TERMS. The aggregate principal amount of Initial Securities which may be authenticated and delivered under this Indenture is limited to $100.0 million, and, subject to compliance with the covenants contained in this Indenture, including Section 1011 as a new incurrence of Indebtedness by the Issuers, the aggregate principal amount of Additional Securities which may be authenticated and delivered under this Indenture is limited to $100.0 million, except in each case for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 906, 1010, 1016 or 1108 (including Exchange Securities and Private Exchange Securities).

               The Initial Securities and the Additional Securities shall be known and designated as the "8/ /% Senior Subordinated Notes due 2008," and the Exchange Securities and the Private Exchange Securities shall be known and designated as the "8/ /% Senior Subordinated Notes due 2008," in each case, of the Company. The Stated Maturity of the Securities shall be April 15, 2008, and they shall bear interest at the rate of 8.375% per annum from April 15, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on October 15, 1998 and semiannually thereafter on April 15 and October 15 in each year and at said Stated
Maturity, until the principal thereof is paid or duly provided for.

               The principal of (and premium, if any, on), interest and Additional Amounts, if any, on the Securities shall be payable at the office or agency of the Company maintained for such purpose as provided in Section 1002; PROVIDED, HOWEVER, that, at the option of the Company, interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee.

               The Securities shall be redeemable as provided in Article
Eleven.

               SECTION 302. DENOMINATIONS. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

               SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Securities shall be executed on behalf of the Company by its Chairman, its President or a Vice President, and attested by its Secretary, an Assistant Secretary or any Vice President. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

               Securities bearing the manual or facsimile Signatures of individuals who were, at the time such Securities were executed by such individuals, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

               At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

               Each Security shall be dated the date of its authentication.

               No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

               In case the Company shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

               SECTION 304. TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

               If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

               SECTION 305. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "REGISTRAR" or "SECURITY REGISTRAR") for the purpose of registering Securities and transfers of Securities as herein provided.

               Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

               Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in book entry.

               At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities or Additional Securities for Exchange Securities or Private Exchange Securities), the Company shall execute, the Guarantors shall endorse and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Securities or Additional Securities for Exchange Securities shall occur until the Exchange Offer Registration Statement or another applicable registration statement shall have been declared effective by the Commission and the Initial Securities or Additional Securities to be exchanged for Exchange Securities or Private Exchange Securities shall be cancelled by the Trustee.

               All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

               Every Security presented or surrendered for registration of transfer or for exchange shall (unless not required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1010, 1016 or 1108 not involving any transfer.

               The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under
Section 1104 and ending at the close of business on the day of mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               SECTION 306.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.
(a) Each Global Security initially shall (i) be registered in the name of the Depositary for such global Security or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

               Subject to Section 306(f), members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

               (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Beneficial owners may obtain Certificated Securities in exchange for their beneficial interests in a Global Security upon request in accordance with the Depositary's and the Security Registrar's procedures. In addition, Certificated Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

               (c) In connection with any transfer of a portion of the beneficial interest in a Global Security to beneficial owners who are required to hold Certificated Securities pursuant to subsection (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and amount.

               (d) In connection with the transfer of an entire Global Security to beneficial owners who are required to hold Certificated Securities pursuant to the fourth sentence of paragraph (b) of this Section, such Global Security shall be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Certificated Securities of authorized denominations.

               (e) Any Certificated Security delivered in exchange for an interest in a Global Security pursuant to paragraph (c) or paragraph (d) of this Section shall, except as otherwise provided by paragraph (c) of Section 307, bear the applicable legends regarding transfer restrictions applicable to the Certificated Security set forth in Section 202.

               (f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities, which proxies or authorizations shall be effective notwithstanding the second paragraph of Section 306(a).

               SECTION 307. SPECIAL TRANSFER PROVISIONS. (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Security or an Institutional Accredited Investor Security prior to the expiration of the Resale Restriction Termination Date (as defined in Section 202 hereof):

               (i) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

               (ii) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them; and

               (iii) a transfer of a Rule 144A Security or an Institutional Accredited Investor Security or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

               (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Security prior to the expiration of the Restricted Period:

                           (i)  a transfer of a Regulation S Security or a
beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                           (ii) a transfer of a Regulation S Security or a
beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit B annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them; and

                           (iii) a transfer of a Regulation S Security or a
beneficial interest therein to a Non-U.S. Person shall be made upon, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

               Prior to or on the expiration of the Restricted Period, beneficial interests in a Regulation S Global Security may only be held through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel") (as indirect participants in DTC) or another agent member of Euroclear and Cedel acting for and on behalf of them, unless exchanged for interests in the Rule 144A Global Security or the Institutional Accredited Investor Global Security in accordance with the certification requirements hereof. During the Restricted Period, interests in the Regulation S Global Security, if any, may be exchanged for interests in the Rule 144A Global Security, the Institutional Accredited Investor Global Security or for Certificated Securities only in accordance with the certification requirements described in this Section 307.

                After the expiration of the Restricted Period, interests in the Regulation S Security may be transferred without requiring the certification set forth in Exhibit C annexed hereto or any additional certification.

               (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

               (d) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

               (e) If requested, the Company shall deliver to the Trustee an Officer's Certificate setting forth the dates on which the Restricted Period terminates.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section
307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               (f) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to any ownership interest in the Securities, with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected and indemnified pursuant to Section 606 in relying upon information furnished by the Depositary with respect to any beneficial owners, its members and participants.

                     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including without limitation any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation of evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                     (iii) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

               SECTION 308. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES. If (i) any mutilated Security is surrendered to the Trustee, or
(ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee (at the expense of the Holder) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

               Upon the issuance of any new Security under this Section, the Company may require the payment by the Holder of such mutilated, destroyed, lost or stolen Security of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

               SECTION 309. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date immediately prior to such Interest Payment Date at the office or agency of the Company maintained for such purpose pursuant to
Section 1002; PROVIDED, HOWEVER, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 310, to the address of such Person as it appears in the Security Register or
(ii) wire transfer to an account located in the United States maintained by the payee.

               Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "DEFAULTED INTEREST") may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall not be deemed impracticable by the Trustee.

               Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

               SECTION 310. PERSONS DEEMED OWNERS. Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on), interest and Additional Amounts, if any, on such Security (subject to Sections 305 and 309) and for all other purposes whatsoever, whether or nor such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

               SECTION 311. CANCELLATION. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be returned to the Company.

               SECTION 312. COMPUTATION OF INTEREST. Interest on the Securities shall be computed on the basis of a 360 day year of twelve 30-day months.

               SECTION 313. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" or "CINS" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" or "CINS" numbers, as the case may be, in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "CINS" numbers.

                                 ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

               SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture will be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein) as to all Outstanding Securities and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

               (1)  either

               (a) all the Securities theretofore authenticated and delivered (other than lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 308 have been cancelled or have been delivered to the Trustee for cancellation; or

               (b) all Securities not theretofore delivered to the Trustee for cancellation

                            (i) have become due and payable,

                           (ii) will become due and payable at their Stated
Maturity within one year, or

                          (iii) are to be called for redemption within one
year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, accrued interest and any Additional Amounts at such Stated Maturity or redemption date;

               (2) the Company or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company and each Guarantor, including all fees and expenses of the Trustee; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (a) all conditions precedent hereunder relating to the satisfaction and discharge of this Indenture have been complied with and (b) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture.

               Notwithstanding satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive any such satisfaction and discharge.

               SECTION 402. APPLICATION OF TRUST MONEY. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; PROVIDED that if the Company and the Guarantors have made any payment of principal of, premium, if any, interest or Additional Amounts, if any, on any Securities because of the reinstatement of such obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE FIVE

                                   REMEDIES

               SECTION 501. EVENTS OF DEFAULT. "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days, whether or not such payment is prohibited under the provisions of Article Fourteen or Article Fifteen;

               (2) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise), whether or not such payment is prohibited under the provisions of Article Fourteen or Article Fifteen;

               (3) (a) there shall bc a default in the performance, or breach, of any covenant or agreement of the Company, United or any Guarantor under this Indenture (other than a default in the performance of, or breach of, a covenant or agreement which is specifically dealt with in clause (1) or
(2) or in clauses (b), (c) and (d) of this clause (3)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Indenture; (b) there shall be a default in the performance of, or breach of, the provisions described in Article Eight; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 1016; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1010;

               (4) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding indebtedness in excess of $25.0 million principal amount in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

               (5) any Guarantee shall for any reason cease to be, or shall be asserted in writing by such Guarantor, United or the Company not to be, in full force and effect and enforceable in accordance with its terms (other than a Guarantee of a Subsidiary that is not a Significant Subsidiary and has Consolidated Net Worth of less than $1.0 million at such time) or any Restricted Subsidiary shall fail to Guarantee the Securities as required by
Section 1017;

               (6) one or more judgments, orders or decrees for the payment of money in excess of $25.0 million, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Company, United or any Restricted Subsidiary, or any of their respective properties, and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

               (7) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, United or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, United or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, United or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, United or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

               (8) (a) the Company, United or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, United or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, United or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, United or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, United or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, United or any Significant Subsidiary or of any substantial part of their respective properties or (y) makes an assignment for the benefit of creditors or (e) the Company, United or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (8).

               SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default (other than as specified in Section 501(7) or 501(8)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of (and premium, if any, on), accrued interest and Additional Amounts, if any, on all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities); PROVIDED that so long as the Credit Facilities are in effect, such declaration shall not become effective until the earlier of (a) five Business Days after receipt of such notice of acceleration from the Holders or the Trustee by the agent under the Credit Facilities or (b) acceleration of the Indebtedness under the Credit Facilities. Thereupon such principal shall become immediately due and payable, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Securities by appropriate judicial proceeding. If an Event of Default specified in Section 501(7) or 501(8) occurs, then all the Securities shall IPSO FACTO become and be immediately due and payable, in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Credit Facilities of any such acceleration; PROVIDED that failure to give such notice shall not affect the validity thereof.

               At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

               (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (a) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

               (b) all overdue interest on all Securities, and

               (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

               (2) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513; and

               (3) the rescission will not conflict with any judgment or decree of a court of competent jurisdiction.

               No such rescission shall affect any subsequent default or impair any right consequent thereon.

               SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Company covenants that if:

               (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

               (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

               the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any), interest and Additional Amounts, if any, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest and Additional Amounts, if any, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, except costs and expenses incurred as a result of the Trustee's negligence or bad faith.

               If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor, or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor, or any other obligor upon the Securities, wherever situated.

               If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, interest or Additional Amounts, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, unless incurred as a result of the Trustee's negligence or bad faith) and of the Holders allowed in such judicial proceeding, and

               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

               and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable -compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, unless incurred as a result of the Trustee's negligence or bad faith, and any other amounts due the Trustee under Section 606.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

               SECTION 506. APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates filed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST:  To the payment of all amounts due the Trustee under
Section 606;

               SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,), interest and Additional Amounts, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any), interest and Additional Amounts, if any, respectively; and

               THIRD:  The balance, if any, to the Company.

               SECTION 507. LIMITATION ON SUITS. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

               it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

               SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM , INTEREST AND ADDITIONAL AMOUNTS. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security of the principal of (and premium, if any, on), interest (subject to Section 309) and Additional Amounts, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

               SECTION 509. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

               SECTION 510. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               SECTION 511. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

               SECTION 512. CONTROL BY HOLDERS. The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) subject to the provision of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

               (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

               SECTION 513. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

               (1) in respect of the payment of the principal of (or premium, if any, on), interest and Additional Amounts, if any, on any Security, or

               (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

               Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               SECTION 514. WAIVER OF STAY OR EXTENSION LAWS. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 515.  UNDERTAKING FOR COSTS.    In any suit for the
enforcement of any right or remedy under this Indenture or the Securities or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or a suit by Holders of more than 10% in principal amount of the Securities.

                                  ARTICLE SIX

                                  THE TRUSTEE

               SECTION 601. NOTICE OF DEFAULTS. Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of (or premium, if any, on), interest or Additional Amounts, if any, on any Security or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

               SECTION 602. CERTAIN RIGHTS OF TRUSTEE. Subject to the provisions of TIA Sections 315(a) through 315(d):

               (1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document whether in its original or facsimile form believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

               (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a manner be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or bad faith on its part, rely conclusively upon an Officers' Certificate;

               (4) the Trustee may consult with counsel selected by it and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

               (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

               (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

               (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

               (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

               (9) the Trustee shall not be required to take notice or be deemed to have notice of any Default under this Indenture except failure by the Company to cause to be made any of the payments to the Trustee required to be made by Article Three hereof unless the Trustee shall be specifically notified in writing of such default by the Company, or by Holders of at least 10% in principal amount of the Outstanding Securities. All notices or the instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered to a Responsible Officer of the Trustee at the Corporate Trust Office, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid; and

               (10) if an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

               SECTION 603. TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that any statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are (or when delivered, will be) true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

               SECTION 604. TRUSTEE MAY HOLD SECURITIES. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

               SECTION 605. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

               SECTION 606. COMPENSATION AND REIMBURSEMENT. The Company agrees:

               (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

               (3) to indemnify the Trustee (and any predecessor Trustee) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including, without limitation, taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

               The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on), interest or Additional Amounts, if any, on particular Securities.

               If the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

               SECTION 607. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50.0 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign promptly in the manner and with the effect hereinafter specified in this Article.

               SECTION 608.  RESIGNATION AND REMOVAL; APPOINTMENT OF
SUCCESSOR.  (a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

               (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

               (d)    If at any time:

               (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 607(a) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

               (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office.

               SECTION 609. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

               No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

               SECTION 610. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor trustee may, upon receipt of a Company Order, authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                ARTICLE SEVEN

                      HOLDERS LISTS AND REPORTS BY TRUSTEE

               SECTION 701. DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS. Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA
Section 312(b).

               SECTION 702. REPORTS BY TRUSTEE. Within 60 days after February 15 of each year commencing with the first February 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such February 15 if required by TIA Section 313(a).

                                 ARTICLE EIGHT

                      CONSOLIDATION, MERGER, SALE OF ASSETS

               SECTION 801. COMPANY AND EACH GUARANTOR MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

               (1)    either

                      (i)    the Company shall be the Continuing corporation;
            or

                      (ii)   the Person (if other than the Company)
            formed by such consolidation or into which the Company or such Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or such Subsidiary, as the case may be, substantially as an entirety (the "SURVIVING ENTITY") shall be a corporation, limited liability company, limited partnership or business trust duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person shall assume, by a supplemental indenture executed and delivered to the Trustee, all the obligations of the Company, under the Securities and this Indenture, and this Indenture shall remain in full force and effect;

               (2) immediately before and immediately after giving effect to such transaction or transactions, no Default shall have occurred and be continuing;

               (3) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of the Company (for the Surviving Entity if other than the Company) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or transactions;

               (4) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such PRO FORMA calculation), the Company (or the Surviving Entity if other than the Company) could incur at least $1.00 of additional Indebtedness under Section 1011 (other than Permitted Indebtedness); and

               (5) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

               (b) Each Guarantor shall not, and (except in the case of United) the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation (other than the Company or any Restricted Wholly Owned Subsidiary) or other entity, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of thc Guarantor's properties and assets on a Consolidated basis to any entity (other than the Company or any Restricted Wholly Owned Subsidiary) unless at the time and after giving effect thereto:

               (1)    either

                      (i) such Guarantor shall be the continuing corporation, partnership or other legal entity; or

                      (ii) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation, partnership or other legal entity duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and this Indenture;

               (2) immediately before and immediately after giving effect to such transaction or transactions, no Default shall have occurred and be continuing; and

               (3) such Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture, and thereafter all obligations of the predecessor shall terminate; PROVIDED that the foregoing shall not apply to any Guarantor (other than United) if (A) immediately after such merger, consolidation, sale, assignment, conveyance, transfer, lease or other disposition, the Person surviving such merger or consolidation or the assignee, conveyee, transferee, lessee or recipient of such other disposition are not Subsidiaries and (B) Section 1016 of this Indenture is complied with in connection with such transaction.

               SECTION 802. SUCCESSOR SUBSTITUTED. Upon any consolidation of the Company, United or any other Guarantor with, or merger of the Company, United or any other Guarantor with or into, any other corporation or any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company (or any Guarantor), substantially as an entirety to any Person in accordance with Section 801(a) or Section 801(b), the successor Person formed by such consolidation or into which the Company, United or any other Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, United or other Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, United or other Guarantor, as the case may be herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801(a)), United or other Guarantor, as the case may be, except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

                                ARTICLE NINE

                          SUPPLEMENTAL INDENTURES

               SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

               (1) to evidence the succession of another Person to the obligations under this Indenture and the Securities of the Company or any Guarantor and the assumption by any such successor of the covenants of the Company and any Guarantor contained herein and in the Securities; or

               (2) to add to the covenants of the Company and the Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantors; or

               (3)    to add additional Events of Default; or

               (4) to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of
Section 609; or

               (5)    to secure the Securities; or

               (6) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; PROVIDED that such actions pursuant to this clause (6) shall not adversely affect the interests of the Holders in any material respect; or

               (7) to comply with any requirement of the Commission in connection with qualifying and maintaining the qualification of this Indenture under the TIA.

               SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

               (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest or any Additional Amounts thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

               (2) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 1016 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1010, including amending, changing or modifying any definitions with respect thereto;

               (3) reduce the percentage in principal amount of Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver;

               (4) modify any of the provisions of this Section or Section 513, except to increase the percentage of Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby;

               (5) except as otherwise permitted under Article Eight consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under this Indenture; or

               (6) amend or modify any of the provisions of Article Fourteen or Article Fifteen in any manner adverse to the Holders of the Securities.

               It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental Indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

               SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

               SECTION 906. REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

               SECTION 907. NOTICE OF SUPPLEMENTAL INDENTURES. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

                                 ARTICLE TEN

                                  COVENANTS

               SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, INTEREST AND ADDITIONAL AMOUNTS, IF ANY. The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on), interest and Additional Amounts, if any, on the Securities in accordance with the terms of the Securities and this Indenture.

               SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

               The Company may also from time to time rescind the above designation and designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such subsequent designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

               SECTION 1003. MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent, it will, on or before each due day of the principal of (and premium, if any, on), interest or Additional Amounts, if any, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any), interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

               Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), interest or Additional Amounts, if any, on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any), interest or Additional Amounts, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Additional Amounts and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

               The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

               (1) hold all sums held by it for the payment of the principal of (and premium, if any, on), interest or Additional Amounts, if any, on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

               (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any), interest or Additional Amounts, if any; and

               (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

               The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of thc principal of (and premium, if any, on), interest or Additional Amounts, if any, on any Security and remaining unclaimed for two years after such principal (and premium, if any), interest or Additional Amounts, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, reasonable notice under the circumstances that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

               SECTION 1004. CORPORATE EXISTENCE. Subject to Article Eight, and as long as any Securities remain Outstanding, each of United and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

               SECTION 1005. PAYMENT OF TAXES AND OTHER CLAIMS. Each of United and the Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon United, the Company or any Subsidiary or upon the income, profits or property of United, the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of United, the Company or any Subsidiary; PROVIDED, HOWEVER, that United or the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (1) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or (2) the nonpayment or delayed payment of which would not have a material adverse effect on Holders.

               SECTION 1006. MAINTENANCE OF PROPERTIES. Each of United and the Company will cause all material properties owned by United, the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of United or the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent United or the Company (i) from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of United or the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders or (ii) selling any properties or taking any action in accordance with Article Eight or Section 1016.

               SECTION 1007. INSURANCE. Each of United and the Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by United and the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

               SECTION 1008. STATEMENT BY OFFICERS AS TO DEFAULT. (a) The Company will deliver to the Trustee, within 45 days after the end of each fiscal quarter (or 90 days, in the case of the last fiscal quarter of each fiscal year), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. Such certificate shall state that such officer has reviewed this Indenture and believes that either (a) the Company and Guarantors are in compliance with terms thereof or (b) the Company and Guarantors are not in compliance with terms thereof. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

               (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company, any

Guarantor or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $1,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

               (c) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 1008 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Ten and Section
8.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

               SECTION 1009. PROVISION OF FINANCIAL STATEMENTS. Whether or not United or the Company is subject to Section 13(a) or 15(d) of the Exchange Act, United and the Company will, to the extent permitted under the Exchange Act, deliver to the Commission for filing the annual reports, quarterly reports and other documents which United and the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if United and the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which United and the Company would have been required to so file such documents if United and the Company, were so subject (subject to a five day grace period). United and the Company will also in any event (x) within 15 days of each Required Filing Date (subject to a five day grace period) (i) transmit by mail to all Holders, as their names and addresses appear in the security register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which United and the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if United and the Company were subject to such Sections and (y) if filing such documents by United and the Company with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective Holder at United's and the Company's cost. The Company and United will also provide the information required by Rule 144A to any Holder or prospective Holder of Securities.

               Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

               SECTION 1010. PURCHASE OF NOTES UPON CHANGE IN CONTROL. (a) If a Change of Control shall occur at any time, then the Company shall be obligated to make an offer to purchase all of the Outstanding Notes (a "CHANGE OF CONTROL OFFER") and the Company shall purchase all of the then Outstanding Notes validly tendered pursuant to such Change of Control Offer, in whole or in part in integral multiples of $1,000, at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase (the "CHANGE OF CONTROL PURCHASE DATE"), pursuant to the procedures set forth in paragraphs (b), (c) and (d) of this Section.

               (b) Within 30 days following the date upon which the Company becomes aware that any Change of Control has occurred, the Company shall notify the Trustee thereof and shall give to each Holder of the Securities in the manner provided in Section 106, a notice stating:

               (l) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Purchase Price;

               (2) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

               (3) that any Note not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

               (5) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

               (c) Holders electing to have Notes purchased will be required to surrender such Securities with the execution form provided for in Exhibit A duly executed to the Company at the address specified in the notice at least 10 Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

               (d) The Company will comply with any applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

               (e) United will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions in effect on the Issue Date with respect to Indebtedness outstanding on the Issue Date and refinancings thereof and customary default provisions) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

               SECTION 1011. LIMITATION ON INDEBTEDNESS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, incur, guarantee, or otherwise in any manner become directly or indirectly liable for (collectively, "INCUR") any Indebtedness (including any Acquired Indebtedness); PROVIDED that the Company may incur Indebtedness (including any Acquired Indebtedness) (A) if the Consolidated Fixed Charge Coverage Ratio of the Company for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness (and for which such financial information is available) taken as one period is at least equal to 2.00:1.00 and (B) if such Indebtedness is Subordinated Indebtedness, such Indebtedness shall have an Average Life to Stated Maturity longer than the Average Life to Stated Maturity of the Notes and a final Stated Maturity of principal later than the final Stated Maturity of principal of the Notes.

               (b) The foregoing limitation will not apply to the incurrence of any of the following (collectively, "PERMITTED INDEBTEDNESS"):

                      (i) Indebtedness of the Company incurred pursuant to the Credit Facilities and any other agreements or indentures governing Senior Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of (x) the sum of (I) $500.00 million and (II) if and when the 1998 Receivables Securitization Program is terminated and the Company and its Subsidiaries have no obligation to sell Receivables and Related Assets to any unaffiliated third party, $175.0 million less the Program Funded Amount at such time, and (y) $150.0 million plus the Borrowing Base;

                      (ii) subject to Section 1017, Guarantees by Restricted Subsidiaries of Senior Indebtedness of the Company; PROVIDED, that such Indebtedness of the Company is incurred in compliance with the provisions of this Indenture;

                      (iii) Indebtedness of the Company pursuant to the Initial Securities issued on the Issue Date and the Exchange Securities and Private Exchange Securities and Indebtedness of any Guarantor pursuant to its Guarantee of the Initial Securities and the Exchange Securities and Private Exchange Securities;

                      (iv) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

                      (v)    Indebtedness of the Company owing to a
            Restricted Wholly Owned Subsidiary, PROVIDED, that any such Indebtedness (x) is made pursuant to an intercompany note in the form attached to this Indenture as Exhibit D and (y) is subordinated in right of payment to the prior payment and performance of the Company's obligations under the Notes, if applicable; PROVIDED FURTHER that (A) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Wholly Owned Subsidiary or a pledge to or for the benefit of any holder of Senior Indebtedness) or (B) any transaction pursuant to which such Restricted Wholly Owned Subsidiary ceases to be a Restricted Wholly Owned Subsidiary shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (v);

                      (vi) Indebtedness of a Restricted Wholly Owned
            Subsidiary owing to the Company or to a Restricted Wholly Owned Subsidiary; PROVIDED, that, with respect to Indebtedness owing to any Restricted Wholly Owned Subsidiary, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to this Indenture as Exhibit E and (y) any such Indebtedness shall be subordinated in right of payment to the payment and performance of such Subsidiary's obligations under its Guarantee of the Notes, if applicable; PROVIDED FURTHER that (A) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Wholly Owned Subsidiary or a pledge to or for the benefit of any holder of Senior Indebtedness) and (B) any transaction pursuant to which any Restricted Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Restricted Wholly Owned Subsidiary, ceases to be a Restricted Wholly Owned Subsidiary shall be deemed to be an incurrence of Indebtedness by the obligor that is not permitted by this clause (vi);

                      (vii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "REFINANCING") of any Indebtedness described in clause (iv) of this paragraph (b) (including any successive refinancings), so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing, except by an amount equal to the lesser of (x) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (y) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses incurred in connection with such refinancing; PROVIDED, that in the case of Pari Passu Indebtedness or Subordinated Indebtedness, (A) such new Indebtedness does not have a shorter Average Life to Stated Maturity or a final Stated Maturity of principal earlier than the Indebtedness being refinanced, (B) in the case of Pari Passu Indebtedness, such new Indebtedness is PARI PASSU with, or subordinated to, the Notes and
            (C) in thc case of Subordinated Indebtedness, such new Indebtedness is subordinated to the Notes at least to the same extent as the Indebtedness being refinanced; and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced with Indebtedness of any Restricted Subsidiary pursuant to this clause (vii);

                      (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of Capitalized Lease Obligations, mortgage financings or purchase money obligations in an aggregate principal amount at any time outstanding not in excess of $50.0 million;

                      (ix) Indebtedness of the Company or any Restricted Subsidiary (A) in respect of judgment, appeal, surety, performance and other like bonds, bankers' acceptances and letters of credit provided by the Company or any Restricted Subsidiary in the ordinary course of its business and which do not secure other Indebtedness and (B) consisting of bona fide Interest Rate Agreements or currency swap agreements designed to protect the Company and/or its Restricted Subsidiaries from, or control the exposure of the Company and/or its Restricted Subsidiaries to, fluctuations in interest rates or foreign currency fluctuations in respect of Indebtedness;

                      (x) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of customary closing purchase price or similar adjustments, in connection with the acquisition or disposition of any business, assets or Subsidiary of the Company permitted under this Indenture;

                      (xi) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the incurrence thereof to purchase Notes tendered in an offer to purchase made as a result of a Change of Control;

                      (xii) Indebtedness of a Securitization Subsidiary incurred in connection with a Permitted Receivables Securitization Subsidiary Program; and

                      (xiii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not in excess of $25.0 million.

               (c) Notwithstanding any other provision of this Section 1011, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 1011 shall be deemed not to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

               (d) For purposes of determining any particular amount of Indebtedness under this Section 1011, (1) Indebtedness incurred pursuant to the Credit Facilities prior to or on the Issue Date shall be treated as incurred pursuant to clause (i) of Section 101l(b), (2) guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in the first paragraph of Section 1015 of this Indenture shall not be treated as Indebtedness. For purposes of determining compliance with this Section 1011, (x) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses, and (y) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

               SECTION 1012. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in shares of its

Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock and other than dividends and distributions paid to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of equal or greater value));

               (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of United, the Company or any Restricted Subsidiary (other than any Restricted Wholly Owned Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

               (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to the relevant scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness; or

               (iv) make any Investment in any Person, including, without limitation, any Unrestricted Subsidiary (other than any Permitted Investments)

(the foregoing actions described in clauses (i) through (iv), collectively, "RESTRICTED PAYMENTS") unless at the time the Company or such Restricted Subsidiary makes such Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Board of Directors of the Company, such determination to be conclusive and evidenced by a Board Resolution), (A) no Default shall have occurred and be continuing (or would result therefrom); (B) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1011; and (C) the aggregate amount of all such Restricted Payments declared or made after the Issue Date (including such Restricted Payment) does not exceed the sum of:

                           (I) 50% of the aggregate cumulative Consolidated Net
            Income (or, if such aggregate cumulative Consolidated Net
            Income shall be a loss, minus 100% of such loss) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 1998 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment for which such financial information is available;

                           (II) the aggregate Net Cash Proceeds
            received after the Issue Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock (less the value of any equity security referred to (and determined in accordance with) the parenthetical in clause (a)(i) of the definition of Consolidated Interest Expense);

                           (III) the aggregate Net Cash Proceeds
            received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company;

                           (IV) the aggregate Net Cash Proceeds received after
            the Issue Date by the Company from Indebtedness of the Company or Redeemable Capital Stock of the Company that has been converted into or exchanged for Qualified Capital Stock of the Company (or options, warrants or rights to purchase such Qualified Capital Stock), to the extent such Indebtedness of the Company or Redeemable Capital Stock of the Company was originally incurred or issued for cash, plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange;

                           (V) without duplication of any of the foregoing, 100% of the aggregate Net Cash Proceeds received by the Company as a capital contribution from United; and

                           (VI)        to the extent not included in
            Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) (A) made by the Company and the Restricted Subsidiaries since the Issue Date, and (B) as a result of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed the amount of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries in such Person or in such Unrestricted Subsidiary since the Issue Date.

               (b) Notwithstanding the foregoing, and in the case of clauses
(ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) below, so long as there is no Default continuing, the foregoing provisions shall not prohibit the following actions:

                           (i)  the payment of any dividend within 60 days
after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section 1012 (such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this
Section 1012);

                           (ii) the repurchase, redemption, or other
acquisition or retirement of any shares of any class of Capital Stock of the Company or United or warrants, options or other rights to acquire such stock
(x) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to United or a Subsidiary) for cash of, any Qualified Capital Stock of the Company or warrants, options or other rights to acquire such stock or (y) in the case of Redeemable Capital Stock, solely in exchange for, or through the application of the net proceeds of a substantially concurrent sale for cash (other than to United or a Subsidiary) of, Redeemable Capital Stock that has a redemption date no earlier than, and requires the payment of current dividends or distributions in cash no earlier than, in each case, the Redeemable Capital Stock being purchased, redeemed or otherwise acquired or retired;

                           (iii) any repurchase, redemption, defeasance,
retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a substantially concurrent issuance and sale (other than to United or a Subsidiary) for cash of, any Qualified Capital Stock of the Company or United or warrants, options or other rights to acquire such stock or for shares of Redeemable Capital Stock that have a redemption date no earlier than, and require the payment of current dividends or distributions in cash no earlier than, in each case, the maturity date and interest payment dates, respectively, of the Indebtedness being repurchased, redeemed, defeased, retired, refinanced or acquired;

                           (iv) the repurchase, redemption, defeasance,
retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness through the issuance of Indebtedness meeting the requirements of clause (vii) of paragraph (b) of Section 1011;

                           (v) the repurchase, redemption, acquisition or
retirement of shares of Capital Stock of United or options, warrants or other rights to purchase such shares held by officers or employees or former officers or employees of United and the Subsidiaries (or their estates or beneficiaries), upon death, disability, retirement or termination of employment, pursuant to the terms of any employee stock option or stock purchase plan or agreement under which such shares were acquired; PROVIDED that the aggregate consideration paid for all such shares following the Issue Date does not exceed $2.5 million in any fiscal year of the Company; and PROVIDED FURTHER that the amount by which $2.5 million exceeds the amount so used in any fiscal year of the Company shall be available to be so used in subsequent fiscal years of the Company, notwithstanding the immediately preceding proviso;

                           (vi) payments to United, to the extent used by
United to (x) pay its operating and administrative expenses including, without limitation, directors' fees, legal and audit expenses, Commission compliance expenses and corporate franchise and other taxes, not to exceed $2.5 million any fiscal year of the Company, (y) make payments in respect to its indemnification obligations owing to directors, officers or other Persons under United's Charter or by-laws or pursuant to written agreements with any such Person or (z) make payments in respect of indemnification obligations and costs and expenses incurred by United in connection with any offering of common stock of United;

                           (vii) payments to United, not to exceed $5.0
million in the aggregate after the Issue Date, to the extent used by United to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of Capital Stock and to redeem or repurchase stock purchase or similar rights issued as a shareholder rights device and repurchases of shares from holders of Common Stock who hold less than 100 shares in each instance;

                           (viii) upon the occurrence of a Change of Control
or an Asset Sale and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 1010 or Section 1016 (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Subordinated Indebtedness required pursuant to the terms thereof as a result of such Change of Control or Asset Sale;

                           (ix) advances to employees, agents and consultants
for expenses incurred or to be incurred in the ordinary course of business consistent with past practice; and

                           (x)  other Restricted Payments in an aggregate
amount since the Issue Date not to exceed $25.0 million.

               The actions described in clauses (i) through (iii) and clauses
(v), (viii) and (x) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a) of this
Section 1012 (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (C) of paragraph (a) of this Section 1012 when declared, but not also when paid pursuant to such clause (i)) and the actions described in clauses
(iv), (vi), (vii) and (ix) of this paragraph (b) shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a).

               SECTION 1013.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.
(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any services) with any Affiliate of the Company (other than a Restricted Wholly Owned Subsidiary of the Company) unless (i) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (ii) with respect to any such transaction or series of transactions involving aggregate payments in excess of $10.0 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by the Board of Directors of the Company, and (iii) with respect to a transaction or series of related transactions involving aggregate value in excess of $25.0 million, the Company delivers to the Trustee an opinion of an independent investment banking firm of national standing stating that the transaction or series of transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

               (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment or Permitted Investment permitted to be made pursuant to Section 1012, (ii) fees, compensation or employee benefit arrangements paid to, and any indemnity provided for the benefit of, directors, officers, employees, consultants or agents in the ordinary course of business or any Indebtedness permitted to be incurred pursuant to clause
(xiii) of paragraph (b) of Section 1011 or any payments in respect thereof,
(iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) transactions pursuant to agreements entered into or in effect on the Issue Date, including amendments thereto entered into after the Issue Date, PROVIDED that the terms of any such amendment are not, in the aggregate, less favorable to the Company or such Restricted Subsidiary than the terms of such agreement prior to such amendment, (v) advances to employees, agents and consultants for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practices, (vi) any transaction between or among United, the Company and/or one or more Restricted Subsidiaries (so long as the other stockholder of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company), or (vii) the entering into by the Company, United and one or more of its Restricted Subsidiaries of a tax sharing agreement or similar arrangement.

               SECTION 1014. LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS. The Company and each Guarantor will not, directly or indirectly, incur or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also PARI PASSU with the Notes or the Guarantee of the Notes by such Guarantor, as the case may be, or subordinate in right of payment to the Notes or such Guarantee of the Notes, as the case may be, to at least the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Senior Guarantor Indebtedness, as the case may be, as set forth in Article Fourteen or Article Fifteen, as the case may be.

               SECTION 1015. LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, except if the Notes (or the Guarantee of the Notes, in the case of Liens on properties or assets of a Restricted Subsidiary that is a Guarantor) and all other amounts due under this Indenture are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

               (a) any Lien existing or provided for under written arrangements existing as of the Issue Date;

               (b) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any property or assets material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property or assets for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds with respect to matters not yet finally determined and being contested in good faith by negotiations or by appropriate proceedings which suspend thc collection thereof; or (vii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

               (c) any Lien now or hereafter existing on property of the Company or any Guarantor securing Senior Indebtedness or Senior Guarantor Indebtedness, as the case may be, of such Person;

               (d) any Lien securing Acquired indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company, which Indebtedness is permitted under
Section 1011; PROVIDED that any such Lien only extends to the assets that were subject to such Lien securing such Acquired indebtedness prior to the related acquisition;

               (e) any Lien now or hereafter existing on Receivables and Related Assets in connection with a Permitted Receivables Securitization Program;

               (f) any Lien on property, assets or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, such Lien is not created, incurred or assumed by such Person in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

               (g) any Lien on property or assets at the time the Company or a Restricted Subsidiary acquired the property or assets, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Lien is not created in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

               (h) Liens related to Capitalized Lease Obligations, mortgage financings or purchase money obligations (including refinancings thereof), in each case incurred in accordance with Section 1011 and for the purpose of financing all or any part of the purchase price or costs of construction or improvement of property, plant or equipment used in the business of the Company or any Restricted Subsidiary, provided that any such Lien encumbers only the asset or assets so financed, purchased, constructed or improved;

               (i) any Lien on Capital Stock or other securities of an Unrestricted Subsidiary; and

               (j) any extension renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through
(i) so long as the amount of property or assets subject to such Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under such clauses (a) through (i) at the time the original Lien became a Lien permitted hereunder and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such extension, renewal, refinancing or replacement.

               SECTION 1016. LIMITATION ON SALE OF ASSETS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the proceeds from such Asset Sale are received in cash and (ii) the

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                                      70

Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold.

               (b) If all or a portion of the Net Cash Proceeds of any Asset Sale is not applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof, and the Company determines not to apply such Net Cash Proceeds to the prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness or if no such Senior Indebtedness or Senior Guarantor Indebtedness is then outstanding, then the Company may, within 12 months of the Asset Sale, invest (or enter into a written, legally binding commitment to invest, PROVIDED that the investment provided for in such commitment is actually made within 24 months of the Asset Sale) the Net Cash Proceeds in other properties and assets that will be used in the businesses of the Company and its Restricted Subsidiaries or in any company having such properties and assets. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness or Senior Guarantor Indebtedness nor used or invested as set forth in this paragraph (b) constitutes "EXCESS PROCEEDS."

               (c) When the aggregate amount of Excess Proceeds equals $10.0 million or more, the Company shall, within 15 Business Days in accordance with the procedures set forth in this Indenture: (i) make an offer (an "OFFER") to purchase, for cash, at 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (the "REPURCHASE DATE"), the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "NOTE AMOUNT") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and any Pari Passu Indebtedness that is required to be repurchased under the instrument governing such Pari Passu Indebtedness and (ii) to the extent required by such Pari Passu Indebtedness, the Company shall make an offer to purchase or, if required by the terms of such Pari Passu Indebtedness, otherwise repurchase or redeem Pari Passu Indebtedness (a "PARI PASSU REPAYMENT") in an amount (the "PARI PASSU DEBT AMOUNT") equal to the excess of the Excess Proceeds over the Note Amount; PROVIDED that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium, if any, and accrued and unpaid interest required to be paid to repurchase such Pari Passu Indebtedness. To the extent that the aggregate principal amount of and accrued but unpaid interest with respect to the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu indebtedness that is purchased is less than the Pari Passu Debt Amount, the Company may use such amounts not necessary to purchase the tendered Notes and the Pari Passu Indebtedness required to be purchased for any purpose not prohibited by this Indenture. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and the purchase of the Pari Passu Indebtedness pursuant to a Pari Passu Repayment, the amount of Excess Proceeds, if any, shall be reset at zero.

               (d) Within the period required by the first sentence of paragraph (c) above, the Company shall notify the Trustee thereof and shall give to each Holder of the Securities in the manner provided in Section 106, a notice stating:

               (1) that an Offer is being made and that such Holder has
            the right to require the Company to repurchase such Holder's Securities on a pro rata basis;

               (2) the purchase price and the Repurchase Date, which
            shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with requirements under the Exchange Act;

               (3) that any Note not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in the payment of
            the purchase price, any Notes accepted for payment pursuant to the Offer shall cease to accrue interest after the Repurchase Date; and

               (5) the procedures that a Holder must follow to accept an Offer or to withdraw such acceptance.

               (e) Holders electing to have Notes purchased will be required to surrender such Notes with the execution form provided for in Exhibit A duly executed to the Company at the address specified in the notice at least 10 Business Days prior to the Change of Control Repurchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

               On the Repurchase Date, the Company shall repurchase Notes on the pro rata basis set forth in paragraph (c) above.

               (f) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with an Offer.

               SECTION 1017. LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS. (a) The Company will not permit any Restricted Subsidiary to incur any Guaranteed Debt, other than Guaranteed Debt in respect of Senior Indebtedness of the Company; PROVIDED that, concurrently with the incurrence of such Guaranteed Debt by any Restricted Subsidiary, the Restricted Subsidiary incurring such Guaranteed Debt (if it is not a Guarantor) shall execute a supplemental indenture setting forth such Restricted Subsidiary's senior subordinated guarantee of the Notes, such guarantee to be on the same terms as each Guarantor's Guarantee of the Notes. Neither the Company nor any Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect such Guarantee. In connection with such Guarantee of the Notes, such Restricted Subsidiary shall waive, and agree that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any Guarantor as a result of any payment by such Restricted Subsidiary with respect to such Guaranteed Debt.

               (b) United will not incur any Guaranteed Debt with respect to any Pari Passu indebtedness or Subordinated Indebtedness unless such Guaranteed Debt is subordinated (at least to the extent that Notes are subordinated in right of payment to Senior Indebtedness) in right of payment to (or, in the case of Guaranteed Debt with respect to Pari Passu Indebtedness, is PARI PASSU in right of payment with) United's Guarantee of the Notes.

               (c) The Company will cause each of its domestic
Restricted Subsidiaries which incurs any Indebtedness, other than the Joint Venture and any Securitization Subsidiary that has entered into or established a Permitted Receivables Securitization Program, simultaneously with the first incurrence of any Indebtedness, to execute a supplemental indenture providing for a Guarantee of the Notes on the same terms as each Guarantor's Guarantee of the Notes, including, without limitation, the waiver and agreement referred to in the last sentence of paragraph (a) above. Neither the Company nor any Guarantor shall be required to make a notation on the Notes or the Guarantees to reflect such Guarantee.

               SECTION 1018. LIMITATION ON SUBSIDIARY CAPITAL STOCK. The Company will not transfer, and will not permit the transfer or issuance of, any Capital Stock of any Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except for (i) Capital Stock issued to and held by the Company or a Restricted Wholly Owned Subsidiary, (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; PROVIDED that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause
(A), (B) or (C), (iii) the transfer of all of the Capital Stock of a Restricted Subsidiary or (iv) the issuance or transfer of directors' qualifying shares or a DE MINIMS number of shares required to be held by foreign nationals, in each case to the extent required by applicable law. The foregoing shall not prohibit the pledge of any shares of Capital Stock permitted under Section 1015.

               SECTION 1019. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any loans or advances to, or Investments in, the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except in any such case (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (2) any encumbrance or restriction, with respect to a Person that becomes a Restricted Subsidiary after the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (other than as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or another Restricted Subsidiary); (3) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) and
(2), or in this clause (3), PROVIDED that the terms and conditions of any such encumbrances or restrictions are (A) not materially less favorable to the

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                                     73

Holders of the Securities than those under or pursuant to the agreement so extended, renewed, refinanced or replaced (as determined in good faith by the Company) and (B) with respect to any instrument relating to any Indebtedness, no more restrictive in any material respect than the encumbrances and restrictions contained in the Credit Facilities as in effect on the Issue Date (as determined in good faith by the Company); (4) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which a bona-fide Asset Sale, the proceeds of which are applied as provided in this Indenture, is to be consummated, so long as such restriction or encumbrance shall apply only to the assets subject to such Asset Sale and shall be effective only for a period from the execution and delivery of such agreement or instrument through the earlier of the consummation of such Asset Sale or the termination of such agreement or instrument; (5) customary nonassignment provisions of any lease governing any leasehold interest of the Company or any Restricted Subsidiaries; (6) to the extent required by this Indenture; (7) any encumbrance or restriction existing under or by reason of applicable law; (8) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement that has been entered into for the sale of all or substantially all of the Capital Stock of such Restricted Subsidiary; and (9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iv) above.

               SECTION 1020. WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1008 through 1019, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

               SECTION 1021. TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY.

               Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                               ARTICLE ELEVEN

                          REDEMPTION OF SECURITIES

               SECTION 1101. RIGHT OF REDEMPTION. (a) The Securities will be subject to redemption at any time on or after April 15, 2003, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning April 15 of the years indicated below:

                                                          REDEMPTION
                       YEAR                                 PRICE
                       ----                                 -----
               2003........................................104.188%
               2004........................................102.792%
               2005........................................101.396%
               2006........................................100.000%

and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of holders of record on Regular Record Dates to receive interest due on relevant Interest Payment Dates).

               (b) In addition, at any time and from time to time prior to April 15 , 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Securities) within 180 days following one or more Public Equity Offerings with the net proceeds of such offerings at redemption price equal to 108.375% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the right of holders of record on Regular Record Dates to receive interest due on relevant Interest Payment Dates); PROVIDED that immediately after giving effect to each such redemption, at least 65% of the aggregate principal amount of the Notes (as so calculated) remain outstanding after giving effect to each such redemption.

               SECTION 1102. APPLICABILITY OF ARTICLE. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

               SECTION 1103. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

               SECTION 1104. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, in the absence of such requirements or if the Securities are not so listed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, lot or by any other method the Trustee shall deem fair and reasonable, PROVIDED that no such Securities of $1,000 or less in principal amount shall be redeemed in part.

               The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               SECTION 1105. NOTICE OF REDEMPTION. Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days, prior to the Redemption Date, to each Holder of Securities to be redeemed.

               All notices of redemption shall identify the Securities to be redeemed (including CUSIP or CINS number) and shall state:

               (1)  the Redemption Date,

               (2)  the Redemption Price,

               (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

               (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

               (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

               Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

               SECTION 1106. DEPOSIT OF REDEMPTION PRICE. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

               SECTION 1107. SECURITIES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

               If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

               SECTION 1108. SECURITIES REDEEMED IN PART. Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

               SECTION 1201. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. The Company may, at its option and at any time, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

               SECTION 1202. DEFEASANCE AND DISCHARGE. Upon the passage of 123 days after the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all thc Outstanding Securities on the date the conditions set forth in
Section 1204 are satisfied (hereinafter, "DEFEASANCE"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by Outstanding Securities except for (i) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Securities when such payments are due,
(ii) the Company's
obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) this Article Twelve.

               SECTION 1203. COVENANT DEFEASANCE. Upon the passage of 123 days after the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company and the Guarantors shall be released from their respective obligations under any covenant in Section 801 and in Sections 1003 and 1008 through 1019 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenant referred to in the first sentence of this Section 1203, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or
Section 501(5), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

               SECTION 1204. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of either
Section 1202 or Section 1203 to the Outstanding Securities:

               (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on), interest and Additional Amounts, if any, on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any), interest or Additional Amounts, if any (or if specified by the Company in an Officers' Certificate delivered to the Trustee at the time of such deposit, any date upon which the Company would be entitled to redeem all Securities Outstanding (such date being referred to as the "DEFEASANCE REDEMPTION DATE")); PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Governmental Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. GOVERNMENT OBLIGATIONS" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by e United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

               (2) No Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, with respect to
Section 501(7) or Section 501(8), at any time during the period ending on the 123rd day after the date of deposit.

               (3) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor.

               (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

               (5) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that since the date of this Indenture (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

               (6) In the case of an election under Section 1203, thc Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

               (7) The Company shall have delivered to the Trustee an Opinion of Counsel (which may be delivered on such 123rd day) to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness or Senior Guarantor Indebtedness, including, without limitation, those arising under this Indenture and (B) after the 123rd day following the deposit, the trust funds will not be subject to avoidance under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

               (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others.

               (9) No event or condition shall exist that would prevent the Company from making payments of principal of, premium, if any, interest and Additional Amounts, if any, on the Securities on the date of such deposit or at any time ending on the 123rd day after the date of such deposit.

               (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to section 1202 or Section 1203 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

                             ARTICLE THIRTEEN

                         GUARANTEE OF SECURITIES

               SECTION 1301. GUARANTEE. Subject to the provisions of this Article Thirteen, the Guarantors hereby, fully, unconditionally and irrevocably guarantee to each Holder and to the Trustee on behalf of the
Holders: (i) the due and punctual payment of the principal of, premium, if any, interest and Additional Amounts, if any, on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Security and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, PROVIDED that this Guarantee shall not be enforceable against the Guarantors in an amount in excess of the respective net worth of each Guarantor at the time that determination of such net worth is, under applicable law, relevant to the enforceability of such

Guarantee. Such net worth shall include any claim of any Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon and as provided in Section 401 and Section 1202 or in the event of a transaction in compliance with Section 801(b). The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Article Thirteen. In the event of any declaration of acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Article Thirteen. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Five, the Trustee shall promptly make a demand for payment on the Securities under the Guarantee provided for in this Article Thirteen.

               If the Trustee or the Holder of any Security is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

               Each of the Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including. without limitation, the right to take or receive from the Company or a Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to this Indenture and that the waivers set forth in this Section 1301 are knowingly made in contemplation of such benefits.

               The Guarantees set forth in this Section 1301 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

               SECTION 1302. OBLIGATIONS UNCONDITIONAL. Except as provided in Section 1301, nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among each of the Guarantors and the holders of the Securities, the obligations of each of the Guarantors, which are absolute and unconditional, upon failure by the Company, to pay to the holders of the Securities the principal of, premium, if any, interest and Additional Amounts, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of each of the Guarantors, nor shall anything herein or therein prevent the holder of any Security or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

               Without limiting the foregoing, nothing contained in this Article Thirteen will restrict the right of the Trustee or the holders of the Securities to take any action to declare the Guarantee provided for herein to be due and payable prior to thc Stated Maturity of the Securities pursuant to
Section 502 or to pursue any rights or remedies hereunder.

               SECTION 1303. NOTICE TO TRUSTEE. Each of the Guarantors shall give prompt written notice to the Trustee of any fact known to any one of the Guarantors which prohibits the making of any payment to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article Thirteen other than any agreement in effect on the date hereof.

               SECTION 1304. THIS ARTICLE NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of, premium, if any, interest or Additional Amounts, if any, on the Securities by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

                               ARTICLE FOURTEEN

                         SUBORDINATION OF SECURITIES

               SECTION 1401. SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS. The Company, the Guarantors and the Trustee each covenants and agrees and each Holder, by its acceptance of a Security, likewise covenants and agrees that all Securities shall be issued subject to the provisions of this Article Fourteen; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent and in the manner set forth in this Article Fourteen, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness, including, without limitation, the Company's obligations under the Credit Facilities (including any interest accruing subsequent to an event specified in Sections 501(7) and 501(8) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

               SECTION 1402. NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES. (a) During the continuance of any default in the payment of any Senior Indebtedness beyond any applicable grace period, no payment (other than payments previously made pursuant to Article Twelve) or distribution of any assets of the Company of any kind or character shall be made by the Company on account of Senior Subordinated Obligations (other than such payments or distributions as may be agreed to by the lenders under the Designated Senior Indebtedness in accordance with the terms of the Designated Senior Indebtedness) unless and until such default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness with respect to which such payment default shall have occurred shall have been discharged or paid in full in cash or in any other form acceptable to the holders of such Senior Indebtedness (or such payment shall be duly provided for to the satisfaction of the holders of such Senior Indebtedness), after which the Company shall resume making any and all required payments in respect of Senior Subordinated Obligations, including any missed payments.

               (b) During the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness (as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness) pursuant to which the maturity thereof may be accelerated (a "NON-PAYMENT DEFAULT") and after receipt by the Trustee and the Company from a representative of the holders of such Designated Senior Indebtedness of written notice of such event of default, no payment (other than payments previously made pursuant to Article Twelve) or distribution of any assets of the Company of any kind or character (other than such payments or distributions as may be agreed to by the holders of such Designated Senior Indebtedness in accordance with the terms of the agreement governing such Designated Senior Indebtedness and, only to the extent acceptable to holders of the Securities, payment (i) in Qualified Capital Stock issued by the Company to pay interest on the Securities or issued in exchange for the Securities, (ii) in securities substantially identical to the Securities issued by the Company in payment of interest accrued thereon or (iii) in securities issued by the Company which are subordinated to the Senior Indebtedness at least to the same extent as the Securities and do not provide for the payment of principal or mandatory redemption or repurchase prior to the final maturity of such Designated Senior Indebtedness) shall be made by the Company on account of Senior Subordinated Obligations for the period specified below (the "PAYMENT BLOCKAGE PERIOD").

               The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a Representative of the holders of any Designated Senior Indebtedness and shall end on the earliest of (i) the first date on which 179 days shall have elapsed since the receipt of such written notice, (ii) the date on which such Non-payment Default is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or in any other manner acceptable to the holders of Designated Senior Indebtedness (as determined in accordance with the terms of the agreement governing such Designated Senior Indebtedness) (or the date on which payment shall be duly provided for to the satisfaction of the holders of such Designated Senior Indebtedness) or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative of, or the holders of at least a majority in principal amount of, the Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (i), (ii) and (iii), the Company shall resume making any and all required payments in respect of Senior Subordinated Obligations, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "INITIAL PERIOD"). Any number of notices of Non-payment Defaults may be given during the Initial Period; PROVIDED that during any 365 consecutive day period, only one such period during which payment of principal of, or interest or Additional Amounts, if any, on, the Securities may not be made may be commenced, and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

               (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 1402(a) or 1402(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their Representative or Representatives or a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

               SECTION 1403.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION.
ETC. (a) Upon any payment or distribution of assets or securities of the Company, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 501(7) and 501(8) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by the Company of any Senior Subordinated Obligations upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled, but for the provisions of this Article Fourteen, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders)

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                                       84

or their Representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

               (b) To the extent any payment of Senior Indebtedness (whether by the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside, or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, taste in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

               (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 1403(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amount of Senior Indebtedness held by such holders) or their Representatives or to the trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

               (d) For purposes of this Section 1403, the words "cash, property or securities" shall not be deemed to include (so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 1403 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution), securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the
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                                       85

merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Eight of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 1403 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply with the conditions stated in Article Eight of this Indenture.

               SECTION 1404. SUBROGATION. (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, interest and Additional Amounts, if any, on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Fourteen, and no payment pursuant to the provisions of this Article Fourteen to the holders of Senior Indebtedness by Holders or the Trust on their behalf shall, as between the Company, their creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Fourteen are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

               (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Fourteen shall have been applied, pursuant to the provisions of this Article Fourteen, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

               SECTION 1405. OBLIGATIONS OF COMPANY UNCONDITIONAL. (a) Nothing contained in this Article Fourteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, interest and Additional Amounts, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fourteen of the holders of the Senior Indebtedness.

               (b) Without limiting the generality of the foregoing, nothing contained in this Article Fourteen will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 502 of this Indenture or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid
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                                       86

in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of Senior Subordinated Obligations.

               SECTION 1406. NOTICE TO TRUSTEE. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fourteen. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness, or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six, be entitled to assume that no such facts exist; PROVIDED that, if the Trustee shall not have received the notice provided for in this
Section 1406 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, interest or Additional Amounts, if any, on any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. Nothing contained in this Section 1406 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Fourteen. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Trustee on behalf of, or other Representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or Representative on behalf of any such holder.

               (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fourteen and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 1407. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets or securities referred to in this Article Fourteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other

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                                       87

Indebtedness of the Company, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.

               SECTION 1408. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the sane extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

               (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fourteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior indebtedness (except as provided in Sections 1402(c) and 1403(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property, or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Fourteen or otherwise.

               SECTION 1409. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Fourteen will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Fourteen are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

               SECTION 1410. HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES. Each Holder by his acceptance of any Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership. reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 5 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

               SECTION 1411. NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Fourteen will not be construed as preventing the occurrence of an Event of Default.

               SECTION 1412. TRUSTEE'S COMPENSATION NOT PREJUDICED. Nothing in this Article Fourteen will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

               SECTION 1413. NO WAIVER OF SUBORDINATION PROVISIONS. Without in any way limiting the generality of Section 1409 of this Indenture, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Fourteen or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

               SECTION 1414. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION. Nothing contained in this Article Fourteen or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in
Section 1402 or 1403 of this Indenture, from making payments of principal of, premium, if any, interest and Additional Amounts, if any, on the Securities, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, interest and Additional Amounts, if any, on the Securities to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 1402(b) of this Indenture (or there shall have been an acceleration of the Securities prior to such application) or in Section 1406 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

                                ARTICLE FIFTEEN

                          SUBORDINATION OF GUARANTEES

               SECTION 1501. GUARANTEES SUBORDINATED TO SENIOR GUARANTOR INDEBTEDNESS. The Company, the Guarantors and the Trustee each covenants and agrees and each Holder, by its acceptance of a Security, likewise covenants and agrees that the Guarantees shall be issued subject to the provisions of this Article Fifteen; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Guarantor Obligations shall, to the extent and in the manner set forth in this Article Fifteen, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Guarantor Indebtedness, including, without limitation, the obligations of the Guarantors under the Credit Facilities (including any interest accruing subsequent to an event specified in Sections 501(7) and 501(8) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

               SECTION 1502. NO PAYMENT ON GUARANTEES OF SECURITIES IN CERTAIN CIRCUMSTANCES. (a) During the continuance of any default in the payment of any Senior Guarantor Indebtedness beyond any applicable grace period, no payment (other than payments previously made pursuant to Article Twelve) or distribution of any assets of any Guarantor of any kind or character shall be made by the Guarantors on account of Senior Subordinated Guarantor Obligations (other than such payments or distributions as may be agreed to by the lenders under the Credit Facilities in accordance with the terms of the Credit Facilities) unless and until such default shall have been cured or waived or shall have ceased to exist or the Senior Guarantor Indebtedness with respect to which such payment default shall have occurred shall have been discharged or paid in full in cash or in any other form acceptable to the holders of such Senior Guarantor Indebtedness (or such payment shall be duly provided for to the satisfaction of the holders of the Senior Guarantor indebtedness), after which the Guarantors shall resume making any and all required payments in respect of Senior Subordinated Guarantor Obligations, including any missed payments.

               (b) During the continuance of any non-payment event of default with respect to any Designated Senior Guarantor Indebtedness (as such event of default is defined in the instrument creating or evidencing such Designated Senior Guarantor Indebtedness) pursuant to which the maturity thereof may be accelerated (a "NON-PAYMENT DEFAULT") and after receipt by the Trustee and the Guarantors from a representative of the holders of such Designated Senior Guarantor indebtedness of written notice of such event of default, no payment (other than payments previously made pursuant to Article Twelve) or distribution of any assets of any Guarantor of any kind or character (other than such payments or distributions as may be agreed to by the holders of such Designated Senior Guarantor Indebtedness in accordance with the terms of the agreement governing such Designated Senior Guarantor indebtedness) shall be made by the Guarantors on account of Senior Subordinated Guarantor Obligations for the period specified below (the "PAYMENT BLOCKAGE PERIOD.").

               The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a Representative of the holder of any Designated Senior Guarantor Indebtedness and shall end on the earliest of (i) the first date on which 179 days shall have elapsed since the receipt of such written notice, (ii) the date on which such Non-payment Default is cured, waived or ceases to exist or on which such Designated Senior Guarantor Indebtedness is discharged or paid in full in cash or in any other manner acceptable to the holders of Designated Senior Guarantor Indebtedness (as determined in accordance with the terms of the agreement governing such Designated Senior Guarantor indebtedness) (or the date on which payment shall be duly provided for to the satisfaction of the holders of such Designated Senior Guarantor Indebtedness) or (iii) the date on which such Payment Blockage Period shall have been terminated by written notice to the Guarantors or the Trustee from the Representative of, or the holders of at least a majority in principal amount of, the Designated Senior Guarantor Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (i), (ii) and (iii), the Guarantors shall resume making any and all required payments in respect of Senior Subordinated Guarantor Obligations, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Guarantors or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "INITIAL PERIOD"). Any number of notices of Non-payment Defaults may be given during the Initial Period; PROVIDED that during any 365 consecutive day period, only one
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                                       90

such period during which payment of principal of, or interest on, the Notes may not be made may be commenced, and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Guarantor Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

               In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 1502(a) or 1502(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Guarantor Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Guarantor Indebtedness or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Guarantor Indebtedness may have been issued, as their respective interest may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Guarantor Indebtedness that such prohibited payment has been made, the holders of the Senior Guarantor Indebtedness (or their Representative or Representatives or a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Guarantor Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Guarantor Indebtedness and any excess above such amounts due and owing on Senior Guarantor Indebtedness shall be paid to United.

               SECTION 1503.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.
 (a) Upon any payment or distribution of assets or securities of any of the Guarantors, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of any of the Guarantors, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Guarantor Indebtedness (including any interest accruing subsequent to an event specified in Sections 501(7) and 501(8) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on behalf of the Holders shall be entitled to receive any payment by such Guarantor on account of Senior Subordinated Guarantor Obligations, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by the Guarantors of any Senior Subordinated Guarantor Obligations upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of any of the Guarantors of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled, but for the provisions of this Article Fifteen, shall be made by any Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Guarantor Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Guarantor Indebtedness held by such holders) or their Representatives, or to any trustee or trustees under any other indenture pursuant to which any such Senior Guarantor Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Guarantor Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Guarantor Indebtedness.

               (b) To the extent any payment of Senior Guarantor Indebtedness (whether by a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside, or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Guarantor Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Guarantor Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Guarantor Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

               (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any of the Guarantors of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by
Section 1503(a) of this Indenture and before all obligations in respect of Senior Guarantor Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall he received and held in trust for the benefit of, and shall be paid over or delivered to the holders of Senior Guarantor Indebtedness (PRO RATA to such holders on the basis of the respective amount of Senior Guarantor Indebtedness held by such holders) or their Representatives or to the trustee or trustees under any other indenture pursuant to which any such Senior Guarantor Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Guarantor Indebtedness remaining unpaid until all such Senior Guarantor Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Guarantor Indebtedness.

               For purposes of this Section 1503, the words "cash, property or securities" shall not be deemed to include (so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 1503 as part of thc same class of claims as the Senior Guarantor Indebtedness or any class of claims PARI PASSU with, or senior to, the Senior Guarantor Indebtedness for any payment or distribution), securities of any of the Guarantors or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities are subordinated, to the payment of all Senior Guarantor Indebtedness then outstanding; PROVIDED that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Guarantor Indebtedness and
(2) the rights of the holders of the Senior Guarantor Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of any of the Guarantors with, or the merger of any of the Guarantors with or into, another corporation or the liquidation or dissolution of any of the
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                                       92

Guarantors following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Eight of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 1503 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply with the conditions stated in Article Eight of this Indenture.

               SECTION 1504. SUBROGATION. (a) Upon the payment in full of all Senior Guarantor Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Guarantor Indebtedness to receive payments or distributions of cash, property or securities of United made on such Senior Guarantor Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Guarantor Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Fifteen, and no payment pursuant to the provisions of this Article Fifteen to the holders of Senior Guarantor Indebtedness by Holders or the Trust on their behalf shall, as between any of the Guarantors, their creditors other than holders of Senior Guarantor Indebtedness, and the Holders, be deemed to be a payment by any of the Guarantors to or on account of the Senior Guarantor Indebtedness. It is understood that the provisions of this Article Fifteen are intended solely for the purpose of defining the relative rights of the Holders, on-the one hand, and the holders of the Senior Guarantor Indebtedness, on the other hand.

               (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Fifteen shall have been applied, pursuant to the provisions of this Article Fifteen, to the payment of all amounts payable under Senior Guarantor Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Guarantor Indebtedness any payments or distributions received by such holders of Senior Guarantor Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Guarantor Indebtedness of such holders.

               SECTION 1505. OBLIGATIONS OF COMPANY UNCONDITIONAL. (a) Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Guarantors and the Holders, the obligation of any of the Guarantors, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of any of the Guarantors other than the holders of the Senior Guarantor Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders of the Senior Guarantor Indebtedness.

               (b) Without limiting the generality of the foregoing, nothing contained in this Article Fifteen will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 502 of this Indenture or to pursue any rights or remedies hereunder; PROVIDED, HOWEVER, that all Senior Guarantor Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Guarantors of Senior Subordinated Guarantor Obligations.

               SECTION 1506. NOTICE TO TRUSTEE. (a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fifteen. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Guarantor Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of such Guarantor, or by a holder of Senior Guarantor Indebtedness, or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six, be entitled to assume that no such facts exist; PROVIDED that, if the Trustee shall not have received the notice provided for in this Section 1506 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from such Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Securities prior to such application. Nothing contained in this Section 1506 shall limit the right of the holders of Senior Guarantor Indebtedness to recover payments as contemplated by this Article Fifteen. The foregoing shall not apply if the Paying Agent is such Guarantor. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Guarantor Indebtedness (or a trustee on behalf of, or other Representative of, such holder) to establish that such notice has been given by a holder of such Senior Guarantor Indebtedness or a trustee or Representative on behalf of any such holder.

               (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Guarantor Indebtedness to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Guarantor Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

               SECTION 1507. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets or securities referred to in this Article Fifteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Guarantor Indebtedness and other Indebtedness of any of the Guarantors, the amount hereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

               SECTION 1508. TRUSTEE'S RELATION TO SENIOR GUARANTOR INDEBTEDNESS. (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Fifteen with respect to any Senior Guarantor Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Guarantor Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

               (b) With respect to the holders of Senior Guarantor Indebtedness, thc Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to thc holders of Senior Guarantor Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Indebtedness (except as provided in Sections 1502(c) and 1503(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Guarantors or to any other person cash, property or securities to which any holders of Senior Guarantor Indebtedness shall be entitled by virtue of this Article Fifteen or otherwise.

               SECTION 1509. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE GUARANTORS OR HOLDERS OF SENIOR GUARANTOR Indebtedness. No right of any present or future holders of any Senior Guarantor Indebtedness to enforce subordination as provided in this Article Fifteen will at any time in any way be prejudiced or impaired by any act or failure to act on the part of any of the Guarantors or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any of the Guarantors with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Fifteen are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Guarantor Indebtedness.

               SECTION 1510. HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF GUARANTEE OF SECURITIES. Each Holder by his acceptance of any Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of any of the Guarantors (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of any of the Guarantors, the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 5 days before the expiration of the time to file such claim or claims, each holder of Senior Guarantor Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

               SECTION 1511. NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Fifteen will not be construed as preventing the occurrence of an Event of Default.

               SECTION 1512. TRUSTEE'S COMPENSATION NOT PREJUDICED. Nothing in this Article Fifteen will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

               SECTION 1513. NO WAIVER OF SUBORDINATION PROVISIONS. Without in any way limiting the generality of Section 1509 of this Indenture, the holders of Senior Guarantor Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the Holders to the holders of Senior Guarantor Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Guarantor Indebtedness or any instrument evidencing the same or any agreement under which Senior Guarantor Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Guarantor Indebtedness; (c) release any Person liable in any manner for the collection of Senior Guarantor Indebtedness; and
(d) exercise or refrain from exercising any rights against the Guarantors and any other Person.

               SECTION 1514. PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION. Nothing contained in this Article Fifteen or elsewhere in this Indenture shall prevent (i) the Guarantors, except under the conditions described in
Section 1502 or 1503 of this Indenture, from making payments of principal of, premium, if any, and interest on the Securities, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Securities pursuant to the Guarantees thereof to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 1502(b) of this Indenture (or there shall have been an acceleration of the Securities prior to such application) or in Section 1506 of this Indenture. Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Guarantor.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       UNITED STATIONERS SUPPLY CO.,
                                        as issuer of the Notes


                                       By:
                                          --------------------------
                                          Title:


Attest:
       --------------------------
        Title:


                                       UNITED STATIONERS INC.,
                                        as a Guarantor


                                       By:
                                          --------------------------
                                           Title:


Attest:
       --------------------------
        Title:


                                       LAGASSE BROS., INC.,
                                        as a Guarantor


                                       By:
                                          --------------------------
                                           Title:


Attest:
       --------------------------
        Title:

                                       AZERTY INCORPORATED,
                                        as a Guarantor


                                       By:
                                          --------------------------
                                           Title:


Attest:
       --------------------------
        Title:


                                       POSITIVE ID WHOLESALE INC.,
                                        as a Guarantor


                                       By:
                                          --------------------------
                                           Title:


Attest:
       --------------------------
        Title:


                                       AP SUPPORT SERVICES INCORPORATED,
                                        as a Guarantor


                                       By:
                                          --------------------------
                                          Title:


Attest:
       --------------------------
        Title:


                                       THE BANK OF NEW YORK,
                                        as the Trustee


                                       By:
                                          --------------------------
                                           Title:

                                                                     EXHIBIT A



                              [FACE OF SECURITY]

                          UNITED STATIONERS SUPPLY CO.

                    ____% Senior Subordinated Note due 2008

                                                      CUSIP

No.  ___________                                      $______________________

               UNITED STATIONERS SUPPLY CO., an Illinois corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _______, or its registered assigns, the principal sum of ______________, on _____________, 2008.

     Interest Rate:                        ____% per annum.

     Interest Payment Dates:               __________ and __________ of each
                                           year commencing __________, 1998.

     Regular Record Dates:                 _________ and _________ of each year.



               Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.


Date:                                     UNITED STATIONERS SUPPLY CO.
     ---------------------------






                                          By:
                                             ---------------------------
                                               Title:

Attest:
       ---------------------------
            Title:

                 (Form of Trustee's Certificate of Authentication)

Dated:
      -----------------

               This is one of the ____% Senior Subordinated Notes due 2008 described in the within-mentioned Indenture.


                                          THE BANK OF NEW YORK,
                                           as Trustee



                                          By:
                                             ------------------------------
                                              Authorized Signatory

                           [REVERSE SIDE OF SECURITY]

                          UNITED STATIONERS SUPPLY CO.

                    ____% Senior Subordinated Note due 2008

1.  PRINCIPAL AND INTEREST.

               The Company will pay the principal of this Security on ________, 2008.

               The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of ____% per annum.

               Interest will be payable semiannually (to the holders of record of the Securities at the close of business on the __________ or __________ immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing __________, 1998.

               [The Holder of this Security is entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of __________, 1998, among the Company, the Guarantors named therein and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that certain events have not occurred by certain dates the Holder will be entitled to receive Additional Amounts (as defined in the Registration Rights Agreement) with respect to this Security.]*

               Interest on this Security will accrue from the most recent date to which interest has been paid [on this Security or the Security surrendered in exchange herefor]** or, if no interest has been paid, from __________, 1998; PROVIDED that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Securities.


--------------------

               * Include only for Initial Securities and Private Exchange Securities.

               ** Include only for Exchange Securities and Private Exchange Securities.

2.   METHOD OF PAYMENT.

               The Company will pay interest (except defaulted interest) on the outstanding principal amount of the Securities on each __________ and __________ to the persons who are holders thereof (as reflected in the Security Register at the close of business on the __________ and __________ immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; PROVIDED that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after __________, 2008.

               The Company will pay principal, premium, if any, interest and Additional Amounts, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, interest and Additional Amounts, if any, by its check payable in such money. The Company may (i) mail an interest check to a Holder's registered address (as reflected in the Security Register) or (ii) wire transfer the interest payment to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   PAYING AGENT AND REGISTRAR.

               Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, United, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar and/or co-registrar.

4.   INDENTURE; LIMITATIONS.

               The Company issued the Securities under an Indenture dated as of April __, 1998 (the "Indenture"), among the Company, the Guarantors named therein and The Bank of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

               The Securities are general unsecured obligations of the Company limited to $100,000,000 aggregate principal amount at maturity, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 303, 304, 305, 306, 906, 1010, 1016 or 1108, and, subject to compliance with the covenants contained in the Indenture, up to $100,000,000 aggregate principal amount of Additional Securities having substantially identical terms and conditions as the Initial Securities.

This Security is one of the [Initial]* [Additional]**Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities or Private Exchange Securities issued in exchange for the Initial Securities or Additional Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture.

5.   GUARANTEE.

               The payment of principal and interest on the Notes is guaranteed on a senior subordinated basis by the Guarantors pursuant to Article Thirteen of the Indenture.

6.   REDEMPTION.

               OPTIONAL REDEMPTION.

               The Securities will be subject to redemption at any time on or after ________, 2003, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning ________ of the years indicated below:

               Year                                      Redemption Price
               ----                                      ----------------
               2003...........................................______%

               2004...........................................______%

               2005...........................................______%

               2006...........................................______%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest and Additional Amounts, if any, to the redemption date (subject to the right of holders of record on Regular Record Dates to receive interest due on relevant Interest Payment Dates).

               OPTIONAL REDEMPTION UPON A PUBLIC OFFERING.

               In addition, at any time and from time to time on or prior to ___________, 2001, the Company may redeem up to 35% of the original principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) within 180 days following one or more Public Equity Offerings with the net proceeds of such offerings, at a redemption price

-----------------------

*  Include only for the Initial Securities.

** Include only for the Additional Securities.

equal to ___% of the principal amount thereof, together with accrued and unpaid interest and Additional Amounts, if any, to the date of redemption (subject to the right of Holders of record on Regular Record Dates to receive interest due on relevant Interest Payment Dates); PROVIDED, that immediately after giving effect to each such redemption at least 65% of the aggregate principal amount of the Securities (as so calculated) remain outstanding after giving effect to each such redemption. On and after the redemption date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.   REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.

               Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all Outstanding Securities at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase. Upon the consummation of an Asset Sale, the Company may, under certain circumstances, be obligated to make an offer to purchase Securities with a portion of the Net Cash Proceeds of such Asset Sale at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

8.   DENOMINATIONS; TRANSFER; EXCHANGE.

               The Securities are in registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, the Registrar need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

9.   PERSONS DEEMED OWNERS.

               A Holder may be treated as the owner of a Security for all purposes.

10.  UNCLAIMED MONEY.

               If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.  DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

               If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities (a) to redemption or maturity, the Company and any Guarantor will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company and any Guarantor will be discharged from certain covenants set forth in the Indenture.

12.  AMENDMENT; SUPPLEMENT; WAIVER.

               Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency.

13.  RESTRICTIVE COVENANTS.

               The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) issuances and sales of Subsidiary stock; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) disposition of proceeds of Asset Sales; (viii) dividends and other payment restrictions affecting Restricted Subsidiaries; (ix) mergers and certain transfers of assets; and (x) Senior Subordinated Indebtedness. Within 90 days after the end of each fiscal year and within 90 days after each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.

14.  SUCCESSOR PERSONS.

               When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

15.  REMEDIES FOR EVENTS OF DEFAULT.

               If an Event of Default, as defined in the indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then outstanding may declare all the Securities to be immediately due and payable. If a bankruptcy or insolvency default with respect to United, the Company or any Significant Subsidiary occurs and is continuing, the Securities automatically become immediately due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

16.  SUBORDINATION.

               The payment of the Securities will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash, of all Senior Indebtedness.

17.  TRUSTEE DEALINGS WITH COMPANY.

               The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company, the Guarantors and their Affiliates as if it were not the Trustee.

18.  AUTHENTICATION.

               This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

19.  CUSIP NUMBERS.

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  GOVERNING LAW.

               This Security shall be governed by the laws of the State of New York applicable to contracts to be performed entirely within that state.

21.  ABBREVIATIONS.

               Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

               The Company will furnish to any Holder upon written request
and without charge a copy of the Indenture.   Requests may be made to United
Stationers Supply Co., 2200 East Golf Road, Des Plaines, Illinois 60016,
Attention: Secretary.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

                (Print or type assignee's name, address and zip code)

                    (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint such as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

------------------------------------------------------------------------------

Date:                         Your Signature:
     -----------------------                  --------------------------------

Signature Guarantee:
                     ---------------------------------------------------------

                           (Signature must be guaranteed)


------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for, STAMP), pursuant to S.E.C. Rule 17Ad-15.

[In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:


     1/ /   acquired for the undersigned's own account, without transfer; or


     2/ /   transferred to the Company; or


     3/ / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or


     4/ / transferred pursuant to an effective registration statement under the Securities Act; or

     5/ / transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

     6/ / transferred to an institutional "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit B of the Indenture); or


     7/ / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                       -----------------------------
                                       Signature


Signature Guarantee:

-------------------------------
(Signature must be guaranteed)

-------------------------------
Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.]

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY



  The following increases or decreases in this Global Security have been made:



Date of         Amount of Decrease       Amount of Increase       Principal Amount       Signature of Authorized
Exchange        in Principal Amount      in Principal Amount      of this Global         Signatory of Trustee or
                of this Global           of this Global           Security Following     Custodian
                Security                 Security                 Such Decrease
                                                                  or Increase

                       OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security purchased by the Company pursuant to Section 1010 or 1016 of the Indenture, check the box:

                                            / /

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1010 or 1016 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000):
$_______________.

Date:                 Your Signature
     ------------                   ------------------------------------------
                                     (Sign exactly as your name appears on the
                                      other side of the Security)

Signature Guarantee:
                    -----------------------------------------------
                           (Signature must be guaranteed)



               The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

      [THE FOLLOWING PROVISION TO BE INCLUDED ON ALL 144A CERTIFICATES]

               In connection with any transfer of this Security occurring prior to the date that is the earlier of the date of an effective
Registration Statement or _________________, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                          [CHECK ONE]

            [ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                              OR

            [ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Date:
      -----------------------   -----------------------------------------------
NOTICE:     The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:
                     ------------------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

               The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
      ----------------------------    ---------------------------------------

                                     NOTICE:  To be executed by an executive
                                              officer.

                                                                     EXHIBIT B

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
              WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                    [date]

UNITED STATIONERS SUPPLY CO.
c/o  The Bank of New York, as Trustee
101 Barclay Street, 21st Floor
New York, New York  10286
Attention: Corporate Trust Administration

Ladies and Gentlemen:

               This certificate is delivered to request a transfer of
$_______ principal amount of the [      ]% Senior Subordinated Notes due 2008
(together with the guarantees thereon, the "SECURITIES") of United Stationers Supply Co. (the "COMPANY").

               Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

               Name:
               Address:
               Taxpayer ID Number:

               The undersigned represents and warrants to you that:

               (1) We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT")), purchasing for our own account or for the account of an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               (2) We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("RULE 144A"), to a person we reasonably believe is a "qualified institutional buyer" under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional

"accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501 (a)(1),
(2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause
(d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                       TRANSFEREE:
                                                  -----------------------


                                       BY:
                                          -------------------------------



                                       ------------------------------------
                                       Signature Medallion Guaranteed

                                                                     EXHIBIT C

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                   [date]

The Bank of New York, as Trustee
101 Barclay Street, 21st Floor
New York, New York  10286
Attention: Corporate Trust Administration

                           Re:    United Stationers Supply Co.  (the "Company")
                                  [     ]% Senior Subordinated Notes due 2008
                                  (TOGETHER WITH THE GUARANTEES THEREON, THE
                                  "SECURITIES")

Ladies and Gentlemen:

               In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

               (a) the offer of the Securities was not made to a person in the United States;

               (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

               In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

               You, the Company and the Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
   ---------------------------                  ------------------------------
     Authorized Signature                       Signature Medallion Guaranteed

                                                                      EXHIBIT D

                          UNITED STATIONERS SUPPLY CO.

                          ___% Senior Subordinated Note



            UNITED STATIONERS SUPPLY CO., an Illinois corporation (the "Company"), for value received, promises to pay to [Restricted Subsidiary], or its registered assigns, the principal sum of ___________ ($____________) on ______________________.

               Interest Rate:___% per annum.

               Interest Payment Dates:_____________ and ___________,
commencing _______________.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officers.

Date:                                              UNITED STATIONERS SUPPLY CO.
     -------------------------

                                                   By:
                                                      -------------------------
                                                         Title:


                                                   By:
                                                      -------------------------
                                                         Title:

                          UNITED STATIONERS SUPPLY CO.

                    ____ % Subordinated Note due ___________

1.  PRINCIPAL AND INTEREST.

               The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of __% per annum.

               Interest will be payable [semiannually] on each Interest Payment Date, commencing _____ .

               Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  SUBORDINATION.

               The Note will be subordinated indebtedness of the Company. Payment of the Subordinated Obligations (as defined below) will be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness, including, without limitation, the Company's obligations under the ______% Senior Subordinated Notes due 2008.

               "Subordinated Obligations" means any principal of, premium, if any, or interest on the Note payable pursuant to the terms of the Note or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Note or amounts corresponding to such principal, premium, if any, or interest on the Note.

               Upon any payment or distribution of assets or securities of the Company, of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the holders shall be entitled to receive any payment by the Company on account of Subordinated Obligations, or any payment to acquire the Note for cash, property or securities, or any distribution with respect to the Note of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Subordinated Obligations in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the holders would be entitled, but for the subordination provisions of the Note, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person making such payment or distribution or by the holders if received by them, directly to the holders of the Senior indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such

Senior indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

               No direct or indirect payment by or on behalf of the Company of Subordinated Obligations, whether pursuant to the terms of the Note or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists an event of default, or a default (it being understood that as used in that sentence a "default" with respect to any Senior Indebtedness shall mean the happening of any event or the existence of any condition which, after the giving of notice or the passage of time or both, would constitute an event of default under such Senior Indebtedness) with respect to any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior indebtedness.

               "Senior Indebtedness" means the following obligations of the
Company: (i) any obligation with respect to the _____% Senior Subordinated Notes due 2008 of the Company; and (ii) all other indebtedness of the Company, including principal, premium and interest on such indebtedness, unless such indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such indebtedness is outstanding, is expressly subordinated in right of payment to any other indebtedness of the Company.

               To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to bc reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration invalidity or setting aside had not occurred.

                                                                       EXHIBIT E

                            [RESTRICTED SUBSIDIARY]

                         ____ % Senior Note due ________



                                                           $
                                                            --------------------

               [RESTRICTED SUBSIDIARY], a ______________ corporation, for value received, promises to pay to United Stationers Supply Co., the principal sum of __________________ ($______________) on____________________.

            Interest Rate:           % per annum, in cash.

            Interest Payment Dates: _______________ and _________________,
commencing _______________.

               This Note is an unsubordinated, senior obligation of [Restricted Subsidiary].







               IN WITNESS WHEREOF, [Restricted Subsidiary] has caused this Note to be signed manually by its duly authorized officers.



Date:       [RESTRICTED SUBSIDIARY]
                                              By:
                                                 -----------------------------
                                                  Title:


                                              By:
                                                 -----------------------------
                                                  Title: